PRELIMINARY PROXY STATEMENT DATED NOVEMBER 26, 2019 – SUBJECT TO COMPLETION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

ONCOSEC MEDICAL INCORPORATED

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 2 to Schedule 14A (“Amendment No. 2”) is being filed to amend the preliminary proxy statement and the annexes thereto (the “Preliminary Proxy Statement”) of OncoSec Medical Incorporated (the “Company“) for its upcoming Special Meeting of Stockholders (the “Special Meeting”). The Preliminary Proxy Statement was initially filed on October 16, 2019 and amended on November 12, 2019. This Amendment No. 2 is being filed primarily to (i) add disclosure regarding an (a) amendment, dated November 26, 2019 to the Stock Purchase Agreement and the Stockholder Agreement, each between the Company and Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“CGP), dated as of October 10, 2019 (the “CGP Amendment”) and (b) amendment, dated November 26, 2019, to the Stock Purchase Agreement between the Company and Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), dated as of October 10, 2019 (the “Sirtex Amendment” and, collectively with the CGP Amendment, the “First Amendment”) and (ii) pursuant to the First Amendment, to remove two proposals related to the amendment of the Company’s Articles of Incorporation from consideration at the Special Meeting.

PRELIMINARY PROXY STATEMENT DATED NOVEMBER 26, 2019 – SUBJECT TO COMPLETION

ONCOSEC MEDICAL INCORPORATED
24 N. Main Street
Pennington, NJ 08534

[●]

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of OncoSec Medical Incorporated (the “Company”), a Nevada corporation, to be held on [●], at [●], Eastern Time at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, NY10016. Included with this letter are the Notice of Special Meeting of Stockholders, a proxy statement detailing the business to be conducted at the Special Meeting and a WHITE proxy card.

At the Special Meeting, our stockholders will be asked to consider and vote on a proposal to approve the issuance of 10,000,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, (“CGP”), and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b), and in accordance with the Stock Purchase Agreements by and between CGP and the Company, and by and between Sirtex and the Company, each dated as of October 10, 2019 and amended on November 26, 2019, and the ancillary agreements related thereto pursuant to which the Company agreed to sell and issue to CGP and Sirtex an aggregate of 12,000,000 newly-issued shares of common stock for a total purchase price of $30.0 million (the “Strategic Partner Stock Issuance Proposal”). Stockholders will also be asked to transact any other business that may properly come before the Special Meeting.

Your vote will be especially important because Alpha Holdings, Inc. and Alpha Biolabs, Inc. (together with their affiliates, “Alpha”) have filed proxy materials with the U.S. Securities and Exchange Commission regarding their intent to solicit proxies against the proposal to be considered at the Special Meeting. As a result, you may receive solicitation materials, including a blue proxy card, from Alpha seeking your proxy to vote against the Strategic Partner Stock Issuance Proposal at the Special Meeting. The Board urges you not to sign, return or vote the blue proxy card sent to you by Alpha.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. We urge you to vote TODAY by completing, signing and dating the enclosed WHITE proxy card and promptly mailing it in the enclosed, postage-paid envelope provided or, if you are a beneficial owner of shares, by following the instructions provided by your broker to vote by mail, Internet or telephone. Returning your WHITE proxy card will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend. If you have already voted using a blue proxy card sent to you by Alpha, you can subsequently revoke it by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or, if you are a beneficial owner of shares, by voting via mail, Internet or telephone by following the instructions provided to you by your bank, broker or other nominee.

We believe that Alpha is prohibited from soliciting proxies pursuant to Section 5.6 of the Stock Purchase Agreement between the Company and Alpha dated August 31, 2018. This prohibition is at issue in pending litigation filed by Alpha against the Company on October 29, 2019. The Company urges stockholders to disregard Alpha’s proxy materials and proxy card.

The Board recommends that the Company’s stockholders vote “FOR” the Strategic Partner Stock Issuance Proposal on the WHITE proxy card.

Thank you in advance for your continued support of our Company.

Sincerely,

/s/ Daniel J. O’Connor
Daniel J. O’Connor
Chief Executive Officer, President and Director

Pennington, New Jersey

[●]

If you have any questions or need assistance in voting your WHITE proxy card, please contact Morrow Sodali, LLC, our proxy solicitor, at the phone number or email address listed below.

509 Madison Avenue

Suite 1608

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: ONCS@morrowsodali.com

PRELIMINARY PROXY STATEMENT DATED NOVEMBER 26, 2019 - SUBJECT TO COMPLETION

ONCOSEC MEDICAL INCORPORATED
24 N. Main Street
Pennington, NJ 08534
(855) 662-6732

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [●]

To the Stockholders of OncoSec Medical Incorporated:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of OncoSec Medical Incorporated, a Nevada corporation (the “Company”), will be held on [●] at [●], Eastern Time at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, NY10016, for the following purposes, which are further described in the accompanying proxy statement, the annexes thereto and related materials (the “Proxy Statement”):

1.	To consider and vote on a proposal to approve the issuance of 10,000,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, (“CGP”), and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b), and in accordance with the Stock Purchase Agreements (the “Purchase Agreements”) by and between CGP and the Company and by and between Sirtex and the Company, each dated as of October 10, 2019 and amended on November 26, 2019, and the ancillary agreements related thereto, pursuant to which the Company agreed to sell and issue to CGP and Sirtex an aggregate of 12,000,000 newly-issued shares of common stock for a total purchase price of $30 million (the “Strategic Partner Stock Issuance Proposal”).

2.	To transact any other business that may properly come before the Special Meeting by or at the direction of the Board of Directors of the Company.

Only stockholders of record at the close of business on [●] are entitled to receive notice of and to vote at the Special Meeting. Such stockholders are urged to submit the enclosed WHITE proxy card, even if your shares were sold after such date. If your bank, broker or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from such holder of record. You must follow those instructions in order for your shares to be voted. Because of the contested nature of the Strategic Partner Stock Issuance Proposal, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to the proposal to be considered at the Special Meeting. We urge you to instruct your bank, broker or other nominee to vote your shares “FOR” the Strategic Partner Stock Issuance Proposal on the enclosed WHITE proxy card.

IMPORTANT

The Proxy Statement provides detailed information about the matters to be considered at the Special Meeting. Alpha Holdings, Inc. and Alpha Biolabs, Inc. (together with their affiliates, “Alpha”) have filed proxy materials with the U.S. Securities and Exchange Commission to solicit votes against the proposal to be considered at the Special Meeting. As a result, you may receive solicitation materials, including a blue proxy card, from Alpha seeking your proxy to vote against the Strategic Partner Stock Issuance Proposal at the Special Meeting. The Company is not responsible for the accuracy of any information provided by or relating to Alpha contained in solicitation materials filed or disseminated by or on behalf of Alpha or any other statements that Alpha may make. The Board does NOT endorse Alpha’s position and strongly recommends that you NOT sign or return any blue proxy card sent to you by Alpha.

We believe that Alpha is prohibited from soliciting proxies pursuant to Section 5.6 of the Stock Purchase Agreement between the Company and Alpha dated August 31, 2018. This prohibition is at issue in pending litigation filed by Alpha against the Company on October 29, 2019. The Company urges stockholders to disregard Alpha’s proxy materials and proxy card. If you have previously voted using a blue proxy card sent to you by Alpha, you can subsequently revoke that proxy by following the instructions on the enclosed WHITE proxy card. Only your last dated proxy will count.

THE BOARD RECOMMENDS YOU VOTE “FOR” THE STRATEGIC PARTNER STOCK ISSUANCE PROPOSAL USING THE ENCLOSED WHITE PROXY CARD. THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY BLUE PROXY CARD SENT TO YOU BY ALPHA.

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend the Special Meeting, please vote as promptly as possible by following the instructions on the enclosed WHITE proxy card. To ensure that your shares are represented at the Special Meeting, we urge you to date, sign and return the enclosed WHITE proxy card in the postage-paid envelope provided or, if you are a beneficial owner of shares, by following the instructions provided by your bank, broker or other nominee to vote by mail, Internet or telephone, whether or not you plan to attend the Special Meeting. You can revoke your proxy at any time before the proxies you appointed cast your votes.

All persons attending the Special Meeting will be required to present a current form of government-issued picture identification. If you are a holder of record and attend the Special Meeting, you may vote by ballot in person even if you have previously returned your proxy card. If you hold your shares in “street name” and wish to attend the Special Meeting and vote in person, you must provide a “legal proxy” from your bank, broker or other nominee and proof of ownership on the record date (such as recent brokerage statement) or the voting instruction form mailed to you by your bank, broker or other nominee.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue

Suite 1608

New York, NY 10022

Stockholders may call toll-free: (800) 662-5200

E-mail: ONCS@morrowsodali.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Company’s Notice of Special Meeting of Stockholders and Proxy Statement are available free of charge on https://ir.oncosec.com/. The Proxy Statement, Notice of Special Meeting of Stockholders and WHITE proxy card are first being made available to stockholders on or about [●].

By order of the Board of Directors,

Daniel J. O’Connor

Chief Executive Officer, President and Director

Pennington, New Jersey
[●]

ANNEX A: Opinion of Torreya Partners LLC

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS OF ONCOSEC MEDICAL INCORPORATED

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider in connection with the matters to be voted on at the Special Meeting. Please read the entire Proxy Statement carefully before voting.

THE SPECIAL MEETING

Date	[●]
Time	[●] Eastern Time
Place	Alston & Bird LLP, 90 Park Avenue, New York, NY10016
Record Date	[●]
Voting	Stockholders at the close of business on the record date will be entitled to vote at the Special Meeting. As of the record date for the Special Meeting, [●] shares of our common stock are entitled to vote at the Special Meeting. Stockholders are entitled to one vote for each share of common stock held. A majority of the shares of capital stock issued and outstanding and entitled to vote, present in person or represented by proxy at the Special Meeting will constitute a quorum for the transaction of business. For more information on voting, attending the Special Meeting and other meeting information, please see “Questions and Answers” beginning on page 4 of this Proxy Statement.

AGENDA AND BOARD RECOMMENDATION

		Board	See
		Recommendation	Page
Proposal	Approve the issuance of 10,000,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“CGP”), and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b), and in accordance with the Stock Purchase Agreements by and between CGP and the Company and by and between Sirtex and the Company, each dated as of October 10, 2019 and amended on November 26, 2019, and the ancillary agreements related thereto, pursuant to which the Company agreed to sell and issue to CGP and Sirtex an aggregate of 12,000,000 newly-issued shares of common stock for a total purchase price of $30 million.	FOR	12

THE BOARD RECOMMENDS YOU VOTE “FOR” THE STRATEGIC PARTNER STOCK ISSUANCE PROPOSAL USING THE ENCLOSED WHITE PROXY CARD. THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY BLUE PROXY CARD SENT TO YOU BY ALPHA.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to date, sign and return the enclosed WHITE proxy card promptly in the postage-paid envelope provided or, if you are a beneficial owner of shares, to vote by mail, Internet or telephone as instructed by your bank, broker or other nominee. Returning your WHITE proxy card will not prevent you from voting in person, but instead, will ensure that your vote is counted if you are unable to attend.

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GENERAL INFORMATION

This proxy statement, the annexes hereto and related materials (this “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of OncoSec Medical Incorporated, a Nevada corporation (the “Company,” “OncoSec,” “we,” “us” or “our”), for use at our special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) to be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, NY10016 on [●], at [●], Eastern Time. Stockholders are being asked to vote at the Special Meeting on a proposal to approve the issuance of 10,000,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited, (“CGP”), and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b), and in accordance with the Stock Purchase Agreements by and between CGP and the Company and by and between Sirtex and the Company, each dated as of October 10, 2019 and amended on November 26, 2019, and the ancillary agreements related thereto, pursuant to which the Company agreed to sell and issue to CGP and Sirtex an aggregate amount of 12,000,000 newly-issued shares of common stock for a total purchase price of $30 million. Stockholders will also be asked to transact any other business that may properly come before the Special Meeting.

This Proxy Statement summarizes the information you need to know in order to vote on the proposal to be considered at the Special Meeting in an informed manner.

Delivery of Proxy Materials

This Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the enclosed WHITE proxy card are first being mailed to our stockholders of record on or about [●]. Beneficial owners will receive their materials through intermediaries.

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QUESTIONS AND ANSWERS

The following questions and answers address questions you may have regarding the Special Meeting. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annex to this Proxy Statement and the documents referred to and/or incorporated by reference in this Proxy Statement, which you should read carefully in their entirety, as well as any amendments thereto or other related documents filed with the Securities and Exchange Commission (the “SEC”). You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under “Where You Can Find Additional Information” beginning on page 30 of this Proxy Statement.

YOUR BOARD URGES YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY ALPHA, BUT INSTEAD TO SIGN AND RETURN THE WHITE PROXY CARD INCLUDED WITH THIS PROXY STATEMENT.

Q:	Why am I receiving this Proxy Statement?

A.

Our Board has sent you this Proxy Statement and the accompanying WHITE proxy card to ask for your vote, as a stockholder of OncoSec, on certain matters that will be voted on at the Special Meeting. As a stockholder of record or beneficial owner as of [●] (the “Record Date”), you are invited to attend and are entitled to and requested to vote on the proposal set forth in this Proxy Statement.

Q:	When is the Special Meeting?

A.	The Special Meeting will be held at [●], Eastern Time, on [●].

Q:	Where will the Special Meeting be held?

A.	The Special Meeting will be held on [●] at [●], Eastern Time, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, NY10016.

Q:	What is the purpose of the Special Meeting?

A.

At the Special Meeting, our stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement, including the proposal to approve the issuance of 10,000,000 shares of common stock to CGP and 2,000,000 shares of common stock to Sirtex, as required pursuant to Nasdaq Listing Rule 5635(b), and in accordance with the Stock Purchase Agreements (as defined below), and the ancillary agreements related thereto, pursuant to which the Company agreed to sell and issue to CGP and Sirtex an aggregate of 12,000,000 newly-issued shares of common stock for a total purchase price of $30 million (the “Strategic Partner Stock Issuance Proposal”). Stockholders will also be asked to transact such other business as may properly come before the Special Meeting. The Board recommends that the Company’s stockholders vote “FOR” the Strategic Partner Stock Issuance Proposal.

Q:	What are we asking you to do?
A.

You are being asked to vote FOR the Company’s proposal set forth in this Proxy Statement. By doing so, you would approve the $30.0 million strategic equity investment from CGP and Sirtex. You may revoke a previously submitted proxy card by signing, dating and delivering the enclosed WHITE proxy card by mail using the enclosed postage-paid envelope to our proxy solicitor, Morrow (as defined below), or if you are a beneficial owner of shares, by following the instructions provided by your bank, broker or other nominee to vote by mail, Internet or telephone.

Q:	How many votes do I have?

A.	For each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q:	Who is entitled to vote at the Special Meeting?

A.	Only stockholders of record at the close of business on [●], which we refer to as the Record Date, are entitled to receive notice of the Special Meeting and to vote the shares that they held on that date at the Special Meeting. As of the close of business on the Record Date, we had [●] shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning [●], at our offices located at 24 N. Main Street, Pennington, NJ 08534, between the hours of 10:00 a.m. and 5:00 p.m., Eastern Time, each business day.

4

Q.	Who is considered a registered stockholder? Who is considered a beneficial stockholder?

A.	Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, Nevada Agency and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed WHITE proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that intermediary. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account.

Your broker, bank, custodian or other nominee has enclosed a voting instruction form for you to use in directing your nominee as to how to vote your shares. You must follow these instructions in order for your shares to be voted. Your nominee is required to vote those shares in accordance with your instructions. Pursuant to New York Stock Exchange (“NYSE”) rules applicable to the discretionary authority of brokers, brokers will be prohibited from exercising discretionary authority with respect to the proposal to be voted on at the Special Meeting if the broker did not receive voting instructions from the beneficial stockholder. We urge you to instruct your broker or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in line with the Board’s recommendations.

Q:	How do I vote?

A.	Stockholder of Record. If you are a stockholder of record and your shares are registered directly in your name, you may vote your shares of our common stock on matters presented at the Special Meeting in either of the following ways:

●	In Person. You may attend the Special Meeting and deliver your WHITE proxy card in person or cast your vote by completing a ballot. Even if you plan to attend the meeting, you are encouraged to vote in advance of the meeting by completing the enclosed WHITE proxy card and mailing it in the enclosed postage-paid envelope.

●	By Mail. If you received proxy materials by mail, you can vote by submitting a proxy by mail by completing, signing and dating the WHITE proxy card and mailing it in the enclosed, postage-paid envelope.

Beneficial Stockholder. If you are a “beneficial stockholder” (that is, you hold your shares in “street name” through an intermediary such as a bank, broker or other nominee), then you will receive instructions from your intermediary on how to vote your shares.

Alternatively, you may obtain a “legal proxy” from your bank, broker or other nominee and bring it with you to hand in with a ballot in order to be able to vote your shares at the Special Meeting. If you are a beneficial stockholder, you will need proof of ownership to attend the Special Meeting. For more information, please see the question “How do I attend the Special Meeting” on page 8 of this Proxy Statement. Pursuant to NYSE rules applicable to the discretionary authority of brokers, brokers will be prohibited from exercising discretionary authority with respect to the proposal to be voted on at the Special Meeting if the broker did not receive voting instructions from the beneficial stockholder.

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Q:	What is a proxy?

A.	A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Special Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Daniel J. O’Connor, our Chief Executive Officer, President and Director, and Sara M. Bonstein, our Chief Financial Officer, Chief Operating Officer and Corporate Secretary, as your proxies. Mr. O’Connor and/or Ms. Bonstein may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q:	Why have I received different color proxy cards?

A.

Alpha has notified the Company of its intent to solicit votes against the proposal to be considered at the Special Meeting. The Company has provided you with a WHITE proxy card. Alpha may send you a blue proxy card.

The Board recommends you vote “FOR” the Strategic Partner Stock Issuance Proposal using the enclosed WHITE proxy card. The Board recommends you simply DISREGARD any blue proxy card.

Q:	How will my shares be voted if I return the WHITE proxy card?

A.

The shares represented by any proxy card that is properly executed and received by the Company prior to or at the Special Meeting will be voted in accordance with the specifications made on that proxy card. Where a choice has been specified on the WHITE proxy card with respect to the Strategic Partner Stock Issuance Proposal, the shares represented by the WHITE proxy card will be voted in accordance with the specifications.

The Board is not aware of any matters that are expected to come before the Special Meeting other than those described in this Proxy Statement. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all WHITE proxy cards received by the Board will be voted with respect thereto at the discretion of the person or persons named as proxies in the enclosed WHITE proxy card.

Q: A.

What happens if I sign and return my WHITE proxy card, but don’t mark my votes?

If you return a validly executed WHITE proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted “FOR” the Strategic Partner Stock Issuance Proposal.

Q: A.

Will my shares be voted if I do nothing?

No.

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote in person at the Special Meeting.

If your shares are registered in the name of a broker, bank, custodian, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. Your broker, bank, custodian or other nominee has enclosed a voting instruction form for you to use in directing your nominee as to how to vote your shares. You must follow these instructions in order for your shares to be voted. Your nominee is required to vote those shares in accordance with your instructions. Pursuant to NYSE rules applicable to the discretionary authority of brokers, brokers will be prohibited from exercising discretionary authority with respect to the proposal to be voted on at the Special Meeting if the broker did not receive voting instructions from the beneficial stockholder. We urge you to instruct your broker or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in line with the Board’s recommendations.

YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the Special Meeting, whether or not you plan to attend the Special Meeting, we urge you to vote TODAY by completing, signing and dating the enclosed WHITE proxy card and promptly mailing it in the postage-paid envelope provided. You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes. If your bank, broker or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from such holder of record, which will include instructions on voting by mail, Internet or telephone. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in line with the Board’s recommendations on the WHITE voting instruction form.

6

Q:	Can I change my vote after I return my WHITE proxy card?

A.	Yes. You may revoke your proxy at any time before the final vote at the Special Meeting. Only your latest dated proxy will count. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Sara M. Bonstein, at 24 N. Main Street Pennington, NJ 08534 (so long as we receive such notice no later than the close of business on the day before the Special Meeting);

●	You may submit another proxy with a later date by signing, dating and returning your proxy card using the instructions on your proxy card; or

●	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee to change your vote.

If you have already signed any proxy card provided by or on behalf of Alpha, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided or, if you are a beneficial owner of shares, by following the instructions provided by your bank, broker or other nominee to vote by mail, Internet or telephone.

Submitting a blue proxy card provided by or on behalf of Alpha will revoke any vote you previously made on our WHITE proxy card. If you wish to vote pursuant to the recommendations of the Board, you should DISREGARD any proxy card that you receive that is not a WHITE proxy card and not return any blue proxy card that you may receive from Alpha.

Q:	What should I do if I receive more than one WHITE proxy card or set of proxy materials from the Company?

A.

Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must either sign and return all of the WHITE proxy cards or follow the instructions for any alternative voting procedure on each of the WHITE proxy cards that you receive.

If Alpha proceeds with its proxy solicitation, the Company will likely conduct multiple mailings prior to the Special Meeting date to ensure stockholders have the Company’s latest proxy materials. The Company will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card you receive. Only the latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board of Directors, then you should only submit a WHITE proxy card.

Q:	What should I do if I receive a blue proxy card or other proxy materials from Alpha?

A.

Alpha has filed proxy materials with the SEC to solicit proxies against the proposal to be considered at the Special Meeting. You may receive proxy solicitation materials from Alpha, including a blue proxy card, seeking your proxy to vote against the proposal to be considered at the Special Meeting. The Company is not responsible for the accuracy of any information provided by or relating to Alpha contained in proxy materials filed or disseminated by or on behalf of Alpha or any other statements that Alpha may make.

The Board of Directors recommends that you vote “FOR” the Strategic Partner Stock Issuance Proposal on the enclosed WHITE proxy card. The Board urges you to disregard any materials and NOT to sign, return or vote any blue proxy card sent to you by or on behalf of Alpha. If you have already signed any blue proxy card provided by or on behalf of Alpha, you have every legal right to change your vote by completing, signing and dating the enclosed WHITE proxy card and promptly mailing it in the postage-paid envelope provided or, if you are a beneficial owner of shares, by following the instructions provided by your bank, broker or other nominee to vote by mail, Internet or telephone. Only your latest-dated proxy will count.

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Q:	Is my vote confidential?

A.	Yes. All votes remain confidential, unless you provide otherwise.

Q: A.

How do I attend the Special Meeting?

Only stockholders or their duly authorized and constituted proxies may attend the Special Meeting. Proof of ownership of our common stock must be presented in order to be admitted to the Special Meeting. If you are a beneficial stockholder and you plan to attend the Special Meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank, broker or other nominee or other proof of ownership as of the close of business on the Record Date to be admitted to the Special Meeting. Otherwise, proper documentation of a duly authorized and constituted proxy must be presented. This proof can be a brokerage statement or letter from a broker, bank or other nominee indicating ownership on the Record Date, a proxy card or a valid, legal proxy provided by your broker, bank or other nominee.

After the chairman of the meeting opens the Special Meeting, further entry will be prohibited. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted. The use of mobile phones during the Special Meeting is also prohibited. All persons attending the Special Meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Special Meeting.

Q:	How are votes counted?

A.

The Company has appointed Christopher J. Woods of American Election Services, LLC to serve as inspector of election for the Special Meeting. The inspector will determine the number of shares represented at the Special Meeting, the existence of a quorum and the validity and effect of proxies. The inspector will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Special Meeting.

All shares entitled to vote and represented by properly submitted proxies (including those submitted by mail or for beneficial owners only, via mail, Internet or telephone, as instructed by their bank, broker or other nominee) and are not revoked or superseded will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. If the Special Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Special Meeting, and stockholders will retain the right to change or revoke any such proxy until it is actually voted at the adjourned or postponed Special Meeting.

Pursuant to NYSE rules applicable to the discretionary authority of brokers, brokers will be prohibited from exercising discretionary authority with respect to the proposal to be voted on at the Special Meeting if the broker did not receive voting instructions from the beneficial stockholder. Uninstructed shares will not be counted for the purpose of determining whether a quorum is present and will not be considered votes cast for the Strategic Partner Stock Issuance Proposal. Because there are no routine matters on the agenda for the Special Meeting for which brokers may exercise their discretionary authority to vote uninstructed shares, it is expected that there will be no “broker non-votes” at the Special Meeting.

Q:	What constitutes a quorum at the Special Meeting?

A.

The presence at the Special Meeting, by proxy or in person, of the holders of a majority of the shares issued and outstanding and entitled to vote thereat will constitute a quorum, thereby permitting the stockholders to conduct business at the Special Meeting. A share present at the Special Meeting, but for which there is an abstention will be counted as present for purposes of determining the existence of a quorum. A share as to which a stockholder gives no authority or direction as to voting will not be counted as present for purposes of determining the existence of a quorum. Broker non-votes will not be applicable for the Special Meeting and as a result, will not be counted as present for purposes of determining the existence of a quorum.

In the absence of a quorum, no business may be transacted at the Special Meeting and the Special Meeting may be adjourned by vote of the holders of a majority of the shares represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q:	What vote is required to approve the issuance of 10,000,000 shares of common stock to CGP and 2,000,000 shares of common stock to Sirtex for purposes of Nasdaq Listing Rule 5635, pursuant to the Purchase Agreements and the ancillary agreements thereto?

A.	The affirmative vote of a majority of the total votes cast is required to approve the issuance of 10,000,000 shares of common stock to CGP and 2,000,000 shares of common stock to Sirtex. Abstentions and uninstructed shares will not count as votes cast. Broker non-votes will not be applicable for the Special Meeting.

8

Q:	How can I find out the results of the voting at the Special Meeting?

A.	We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the Special Meeting.
Q: A.

Who is conducting this proxy solicitation?

The Board of Directors of the Company. Alpha’s director designee Joon Kim voted against the Board’s resolutions to approve the Strategic Partner Stock Issuance Proposal.

Q:	Who is paying for this proxy solicitation?

A.

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. See “Proxy Solicitation Costs” on page 10 of this Proxy Statement for more information. If you are a beneficial owner and choose to vote over the Internet, if and as instructed by your bank, broker or other nominee, you are responsible for Internet access charges you may incur. If you are a beneficial owner and choose to vote by telephone, if and as instructed by your bank, broker or other nominee, you are responsible for telephone charges you may incur.

As a result of the potential proxy solicitation by Alpha, we will incur additional costs in connection with our solicitation of proxies. See “Proxy Solicitation Costs” on page 10 of this Proxy Statement for more information.

Q:	Who can help answer any other questions I might have?

A.

If you have more questions about the Strategic Partner Stock Issuance Proposal or require assistance in submitting your proxy or voting your shares of the Company’s common stock or need additional copies of this Proxy Statement or the enclosed WHITE proxy card, please contact our proxy solicitor using the contact information below.

Morrow Sodali LLC

509 Madison Avenue

Suite 1608

New York, NY 10022

Stockholders may call toll-free: (800) 662-5200

E-mail: ONCS@morrowsodali.com

If your broker, bank or other nominee holds your shares of the Company’s common stock in “street name”, you should also call your broker, bank or other nominee for additional information.

9

ADDITIONAL INFORMATION ABOUT THE SPECIAL MEETING

Interest of Certain Persons in Matters to be Acted Upon

Except as described in this Proxy Statement, no director or executive officer of the Company at any time since the beginning of the Company’s last fiscal year or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting. Alpha’s director designee Joon Kim voted against the Board’s resolutions to approve the Strategic Issuer Stock Issuance Proposal. The beneficial ownership of our officers and executive directors are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 28 of this Proxy Statement.

Proxy Solicitation Costs

The accompanying proxy is solicited on behalf of the Board. We will pay for the cost of preparing, assembling, printing and mailing the proxy materials for the Special Meeting to our stockholders, as well as the cost of soliciting proxies for the Special Meeting. We may request brokers and other nominees holding shares in their names that are beneficially owned by others to solicit proxies for the Special Meeting from these beneficial owners, and we will reimburse these brokers and other nominees for their reasonable out-of-pocket expenses regarding these solicitations. Additionally, we have retained Morrow Sodali LLC (“Morrow”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of $75,000, plus out-of-pocket expenses. Further, we may pay Morrow a success fee of $50,000. Proxies may be solicited by mail, personal interview, email, telephone, facsimile or via the Internet by Morrow or, without additional compensation, by certain of our directors, officers and employees.

Householding

The SEC has adopted rules that allow a company to deliver a single set of proxy materials to multiple stockholders who share the same address, unless contrary instructions have been received from a stockholder. This method of delivery, known as “householding,” permits companies to realize cost savings, reduces the amount of duplicate information stockholders receive and reduces the environmental impact of printing and mailing these materials to stockholders. We have adopted householding for the Special Meeting, and as a result, stockholders sharing an address will receive only one copy of our proxy materials unless we have received contrary instructions. Upon our receipt of a written or oral request, we will deliver promptly, at no charge, a separate copy of the proxy materials for the Special Meeting to any stockholder at a shared address to which we have delivered a single copy of these materials. In addition, stockholders who share an address and receive a single copy of our proxy materials for the Special Meeting may submit a request to receive multiple copies of these materials for future special and annual meetings of our stockholders, and stockholders who share an address and receive multiple copies of our proxy materials for the Special Meeting may request to receive a single copy of these materials for our future meetings of stockholders. Any such requests from beneficial stockholders should be directed to Broadridge Financial Solutions, Inc. at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling (866) 540-7095. Any such requests from registered stockholders should be directed to William Dooley at Morrow Sodali, 509 Madison Avenue, Suite 1608, New York, NY 10022 or by calling (213) 300-2476.

10

BACKGROUND TO THE SOLICITATION

In April 2018, Alpha Holdings, Inc. (“Alpha Holdings”) approached the Company to discuss becoming a strategic partner.

From April 2018 through August 2018, the parties engaged in confidential due diligence.

On August 31, 2018, the Company and Alpha Holdings entered into a stock purchase agreement (the “Alpha Stock Purchase Agreement”), pursuant to which the Company agreed to issue and sell to Alpha Holdings shares of the Company’s common stock equal to an aggregate amount of up to $15,000,000 at a market purchase price of $1.50 per share, which was the closing price of the Company’s common stock the day immediately before the Alpha Stock Purchase Agreement was executed. Following this sale, Alpha Holdings owned approximately 15.5% of the shares of the common stock of the Company then outstanding.

In exchange for this investment, under the Alpha Stock Purchase Agreement, Alpha Holdings received the right to appoint one Board member and one Board Observer. The Board Observer appointed by Alpha Holdings had the right to receive all materials provided to directors and attend all Board meetings; provided, however, that the Board Observer agreed to hold all information obtained in such role in confidence, except that the Board Observer was allowed to disclose such information to Alpha Holdings. Further, the Alpha Stock Purchase Agreement set forth a standstill prohibiting, among other things, the solicitation of proxies against proposals put forth by the Company at stockholder meetings, and a provision regarding possible collaborations between Alpha Holdings and the Company.

On September 4, 2018, the Company announced its entry into the Alpha Stock Purchase Agreement to its stockholders.

Effective October 9, 2018, the Company appointed Alpha Holdings’ designee Julie Shin to the Board Observer position in accordance with the terms of the Alpha Stock Purchase Agreement.

On October 17, 2018, Alpha Holdings filed with the SEC a Schedule 13D disclosing the Alpha Stock Purchase Agreement.

Effective as of December 20, 2018, the Company appointed Alpha Holdings’ designee Joon Kim to the Board in accordance with the terms of the Alpha Stock Purchase Agreement.

In the months that followed, Ms. Shin received materials and attended Board meetings as Board Observer, Mr. Kim actively participated in Board meetings as a director and Alpha Holdings, at its own request, received frequent individual updates from the Company regarding the development of the Company’s products, participated in the Company’s May 2019 common stock and warrant offering (see “Background and Overview” on page 12 of this Proxy Statement for details) and made open market purchases of the Company’s common stock.

On July 2, 2019, the Company filed a preliminary proxy statement with the SEC in connection with a special meeting of stockholders (the “Fall 2019 Special Meeting”) to vote on whether to approve proposals to (1) amend the Articles of Incorporation to increase the number of authorized shares of common stock from 16,000,000 shares to 45,000,000 shares; (2) amend the Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of blank check preferred stock and (3) amend the 2011 Stock Incentive Plan.

On July 9, 2019, the Board convened to consider the proposals to be voted on at the Fall 2019 Special Meeting. The full Board, including Mr. Kim, unanimously approved the resolutions to increase the number of shares of the Company’s authorized common stock from 16,000,000 shares to 45,000,000 shares and to issue up to 5,000,000 shares of blank check preferred stock. Mr. Kim did not approve the amendment to the 2011 Stock Incentive Plan and informed the Board of Alpha’s decision to vote against the increase in the number of authorized shares of common stock unless the proposal regarding the 2011 Stock Incentive Plan was removed.

On July 12, 2019, the Company filed a definitive proxy statement on Schedule 14A seeking stockholder approval at the Fall 2019 Special Meeting of the proposals to (1) increase the number of authorized shares from 16,000,000 shares to 45,000,000 shares and (2) issue up to 5,000,000 shares of blank check preferred stock. The definitive proxy statement did not include the third proposal from the preliminary proxy statement to amend the 2011 Stock Incentive Plan.

Between July 15, 2019 and July 17, 2019, Alpha Biolabs, Inc. (“Alpha Biolabs” and, together with Alpha Holdings, “Alpha”), acquired 120,000 shares of the Company’s common stock via open market transactions.

On or about August 22, 2019, Alpha voted against the proposals to increase the number of authorized shares of the Company’s common stock from 16,000,000 shares to 45,000,000 shares and to issue up to 5,000,000 shares of blank check preferred stock. Mr. Kim informed Company management that Alpha would vote against any increase to the Company’s authorized common stock, unless the proposed increase was lowered to an increase of only 10,000,000 shares.

As a result of Alpha’s demand, on August 22, 2019, the Fall 2019 Special Meeting was brought to order, and subsequently adjourned until September 5, 2019. Later that day, the Board convened to consider Alpha’s demand and approved resolutions to amend the Company’s definitive proxy statement (originally filed with the SEC on July 12, 2019) to replace the proposal increasing the number of shares of the Company’s authorized common stock from 16,000,000 shares to 45,000,000 shares with a proposal to increase the number of shares of the Company’s authorized common stock by only 10,000,000 shares, from 16,000,000 shares to 26,000,000 shares. On the following day, August 23, 2019, the Company filed an amendment to its definitive proxy statement with the SEC to revise the proposal increasing the Company’s authorized common stock in order to comply with Alpha’s request.

Shortly prior to the adjourned Fall 2019 Special Meeting being held on September 5, 2019, Alpha changed its vote, and voted in favor of the proposal to increase the number of shares of the Company’s authorized common stock by 10,000,000 shares.

On September 5, 2019, the Company held the adjourned Fall 2019 Special Meeting. The stockholders voted for the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock by 10,000,000 shares and voted against the proposal to issue up to 5,000,000 shares of blank check preferred stock.

On September 6, 2019, at the Company’s request, the Company executed a non-disclosure agreement (the “Alpha NDA”) with Alpha pursuant to which the Company provided Mr. Kim with a copy of a non-binding term sheet reflecting a proposed transaction to sell 12,000,000 shares of the Company’s common stock to CGP and Sirtex (the “Proposed Transaction”) (for details, see “Events Leading up to the Proposed CGP/Sirtex Transaction” on pages 12 and 13 of this Proxy Statement). Notwithstanding any other confidentiality obligations, the Alpha NDA restricted Alpha’s ability to disclose information obtained by Mr. Kim regarding the Proposed Transaction unless and until such information became publicly available.

On October 10, 2019, Alpha sent a letter to the Company demanding to examine the Company’s books and records.

Also on October 10, 2019, the Company, CGP and Sirtex announced entry into the Purchase Agreements (as defined below), the Stockholder Agreements (as defined below), the License Agreement (as defined below) and the Services Agreement (as defined below).

On October 15, 2019, Alpha filed Amendment No. 3 to its Schedule 13D with the SEC to disclose the books and records demand and its intent to solicit proxies from the Company’s stockholders to vote against the Proposed Transaction.

On October 16, 2019, the Company filed a preliminary proxy statement on Schedule 14A with the SEC in connection with the Proposed Transaction.

On October 18, 2019, Alpha filed a preliminary proxy statement on Schedule 14A with the SEC in connection with its proposed solicitation of the Company’s stockholders.

On October 22, 2019, Alpha filed Amendment No. 4 to its Schedule 13D with the SEC to disclose that it had filed a preliminary proxy statement.

On October 25, 2019, the Company responded to Alpha’s books and records demand. The Company explained that it would not provide the documents Alpha had requested because the demand was not made for a proper purpose because the Company believes that Alpha is prohibited from soliciting proxies pursuant to Section 5.6 of Alpha Stock Purchase Agreement.

Also on October 25, 2019, the Company’s Chief Executive Officer, Mr. O’Connor, sent a letter to the Chief Executive Officer of Alpha, Mr. Hee Do Koo, explaining why the Company believes the Proposed Transaction with CGP and Sirtex would be beneficial for the Company’s stockholders.

On October 29, 2019, Alpha filed two lawsuits in connection with the Proposed Transaction in the District Court for Clark County, Nevada: (1) a lawsuit against the Company seeking to enforce Alpha’s demand to inspect the Company’s books and records and (2) a putative class action lawsuit against the Company, certain members of its Board, Sirtex and CGP, seeking, among other things, to enjoin the Proposed Transaction based on allegations (i) that the Board had breached its fiduciary obligations by making inadequate disclosures concerning the Proposed Transaction, adopting improper defensive measures to preclude the Company from pursuing alternatives to the Proposed Transaction and running an inadequate sales process that resulted in an inadequate purchase price and (ii) that Sirtex and CGP had aided and abetted the alleged breach of fiduciary duty.

On October 31, 2019, Alpha filed Amendment No. 5 to its Schedule 13D with the SEC stating that Alpha filed two lawsuits against the Company.

On November 1, 2019, Alpha filed Amendment No. 1 to its preliminary proxy statement on Schedule 14A with the SEC.

On November 1, 2019, the Board convened to discuss the litigation filed by Alpha. Mr. Kim did not participate in this meeting and communicated his intent to recuse himself from future Board meetings presenting a clear conflict of interest. At this meeting, the Board agreed to expand the Special Committee (as defined below) from three to four directors so that the Special Committee would include all of the independent directors of the Board and agreed that the Special Committee would provide strategic direction related to the litigation.

On November 12, 2019, the Company filed Amendment No. 1 to its preliminary proxy statement on Schedule 14A with the SEC.

On November 26, 2019, the Company, CGP and Sirtex executed and announced the First Amendment (as defined below).

On November 26, 2019, the Company filed this Amendment No. 2 to its preliminary proxy statement on Schedule 14A with the SEC.

11

PROPOSAL 1: APPROVAL OF THE STRATEGIC PARTNER STOCK ISSUANCE

Background and Overview

The Board regularly reviews and evaluates, with the Company’s management team, the Company’s business strategies, operational and financial performance, industry and capital conditions and potential opportunities and challenges, all as part of its consideration and evaluation of the Company’s prospects and its goal of enhancing stockholder value. Business development and licensing are among the Company’s core focuses. The Company dedicates significant internal and external resources to exploring licensing arrangements and considering strategic transactions. Over the last 18 months, the Company has engaged a number of independent third party firms that exclusively focus on locating business development, licensing and strategic investment deals to locate and secure licensing opportunities for the Company’s technology and provide other business development related-services. For example, Destum Partners (“Destum”) was hired in January 2018 and worked from then through January 2019 to evaluate potential licensing transactions. Through Destum, we entered into confidentiality agreements with four companies, which were mainly in the biopharmaceutical and pharmaceutical industries. Two of them resulted in higher-level discussions, but did not progress further. We believe the discussions did not proceed further because of, among other things, the counterparties’ (i) strategic goals, (ii) views on portfolio fit with regard to the Company, (iii) interest in a drug/device combination and (iv) lack of interest in an intratumoral approach.

The Company also retained investment banking services to evaluate all strategic alternatives available to secure capital, including options involving the sale of the Company. In April 2018, the Company began to discuss this topic with Torreya Partners LLC (“Torreya”), a global investment banking firm specializing in serving companies in the life sciences industry.

Beginning in December 2018 and continuing through July 2019, the Company engaged PierCap Partners (“PierCap”), a California-based investment banking firm specializing in mergers and acquisitions, to run a formal process seeking strategic alternatives, with a focus on a merger or acquisition. During the process, PierCap prepared presentation materials and had directed outreach with numerous companies. Specifically, through PierCap, the Company entered into five confidentiality agreements with interested parties in the biopharmaceutical, healthcare and medical manufacturing industries and engaged in further discussions with two of the five parties. One of the two parties, Company A, expressed interest, but the discussions did not continue. Discussions with the other party, Company B, resulted in a substantive management-level presentation. Company B declined to pursue the opportunity because it had concerns regarding the device component, among other things. The process ran for a number of months and did not result in any term sheet or advanced discussions with prospective acquirers. After it became apparent to the Company that the process was not going to result in a transaction, the engagement with PierCap was terminated on July 17, 2019.

Concurrently with the effort of PierCap and subsequent to the engagement of Destum, the Company retained Sage Group (“Sage”) beginning in late 2018 to seek licensing-related transactions. Through Sage, the Company entered into confidentiality agreements with 13 interested parties in the pharmaceutical, medical device, medical imaging and medical technology industries. We believe the discussions with these parties did not proceed further due to consideration involving, among other things, strategic goals, portfolio fit, interest in a drug/device combination and/or lack of interest in an intratumoral approach. Throughout this time, the Company’s management team also engaged in its own business development activities in order to source and secure a licensing deal or other transaction.

Overall, the Company entered into confidentiality agreements with approximately 22 parties, had potential transaction partners conduct due diligence and reviewed potential transaction terms. Despite conversations with numerous parties identified by Destum, PierCap, Sage and the Company’s management team and extensive due diligence activities, including senior management-level presentations, none of these efforts culminated in a viable transaction or definitive agreement.  While the Company did enter into one non-binding term sheet contemplating a European licensing transaction with a company suggested by Sage, the transaction did not allow for developmental cost-sharing and yielded minimal economic value for the Company. As such, it did not progress into a meaningful opportunity for the Company. Based on the feedback received, we believe the Company was unable to enter into transactions with any potential partners for several reasons, including, but not limited to, the ongoing development of clinical trials and data, the misalignment of the intratumoral technology with the strategic focus of potential partners or licensees and the incompatibility of the Company’s device drug combination with such partners or licensees.

In addition to the above, the Company attempted on several occasions in 2018 and 2019 to complete financing transactions through investment management banks, as well as opening an at-the-market (“ATM”) program and launching an equity line program. These efforts were ultimately unsuccessful and terminated because neither the ATM program nor the equity line program, even if fully exhausted, could generate the capital needed to fund the Company’s pipeline advancements. On May 22, 2019, the Company completed an underwritten offering of its common stock and warrants, at a price of approximately $3.14 per share of common stock, which represented a significant discount of approximately 21% to the then market price, and with 75% warrant coverage at a price approximating $0.01 per warrant with a strike price of $3.45. As part of the underwritten offering, Alpha Holdings increased its position by acquiring 491,000 shares of common stock and warrants to purchase 368,250 shares of the Company’s common stock.

Events Leading up to the Proposed CGP/Sirtex Transaction

Prior to and since entering into the Alpha Stock Purchase Agreement, the Company has continued to engage in ongoing review of the Company’s business objectives. As part of such efforts, on March 27, 2019 the Board engaged Torreya as a financial advisor to assist the Company in considering prospective acquirers and partners.

This section summarizes key events that led to the signing of the Purchase Agreements and ancillary agreements related thereto. It does not purport to catalogue every conversation among the Board or with other parties with respect to the transactions contemplated by the Purchase Agreements or other strategic transactions.

12

Beginning in April 2019, the Company engaged in discussions (as further discussed below) with CGP and Sirtex regarding potential transaction structures, including a potential acquisition.

On April 14, 2019, the Company executed a confidentiality agreement with CGP and entered into confidential due diligence review. Following a period of diligence activities and negotiation, these discussions culminated in non-binding term sheets contemplating potential transactions, including acquisition and stock issuance transactions.

On May 30, 2019, the Company’s Board held a regular meeting where the directors discussed, among other things, the possibility of a transaction with CGP and Sirtex and the fact that diligence was underway.

On August 7, 2019, the Board met for an update about potential transaction structures and appointed a special committee of three independent members of the Board (the “Special Committee”) to oversee the negotiation of a potential transaction.

On August 13, 2019 and again on August 15, 2019, the Board met to receive further updates and information about the key terms of an acquisition transaction with CGP, CDH Investments (“CDH”) and Sirtex (the “Proposed Acquisition”). The Proposed Acquisition provided for the sale of 100% of the outstanding shares of the Company for a purchase price of up to $7.00 per share on a fully diluted basis. The purchase price was payable as (i) $4.50 per share at closing and (ii) $2.50 per share as certain contingent value rights payments. The contingent value rights payments would become payable when the annual net sales of the Company’s products reached $300,000,000 and would expire five years from the closing date.

On August 16, 2019, Daniel J. O’Connor, the CEO of the Company, provided the Board with an update on the status of negotiations for the Proposed Transaction and explained that the deal was no longer an option because the Company, CGP, CDH and Sirtex were no longer willing to pursue the Proposed Acquisition.

In the second half of August 2019, the Company decided to pursue discussions with CGP and Sirtex regarding a potential strategic investment, as such a transaction was the Company’s best alternative available to provide the Company sufficient capital and a strategic partner to enable the Company to progress its operations, given that the Company only had a limited number of months of cash available.

On August 28, 2019, the Special Committee convened to receive an update on the Proposed Transaction, which was a new potential transaction with CGP and Sirtex in lieu of the Proposed Acquisition (see next paragraph for details regarding the proposed terms). The Special Committee was informed that discussions regarding the potential new transaction were in progress.

On September 5, 2019, the Company held a Board meeting to discuss the new non-binding term sheet received from CGP and Sirtex outlining the new transaction. The basic terms of the Proposed Transaction provided for a private placement strategic equity investment from CGP and Sirtex to purchase 12,000,000 shares of the Company’s common stock at $2.50 per share. In addition, the term sheet contemplated a licensing transaction, a services agreement and an option to offer to purchase the Company, which is described further in “Proposal 1: Approval of the Strategic Partner Stock Issuance Proposal” beginning on page 12 of this Proxy Statement. Following a discussion of the structure of the new transaction, the Board authorized Mr. O’Connor to execute the non-binding term sheet and move forward with pursuing this possible transaction with CGP and Sirtex

On September 10, 2019, Alston & Bird (“Alston”), counsel to the Company, delivered drafts of the Purchase Agreements, License Agreement and Stockholder Agreements to Covington & Burling LLP (“Covington”), counsel to CGP and Sirtex, for review and comment. On September 19, 2019, the full Board met to discuss the status of the transaction.

Over the next few days, the Company received revised documents from CGP. The Company exchanged its markup of the Purchase Agreement and Stockholder Agreement with CGP on September 22, 2019 and sent a revised License Agreement to CGP on September 23, 2019. Sirtex sent a draft Services Agreement to the Company on September 23, 2019.

On September 26, 2019, representatives from the Company, CGP, Sirtex, Alston and Covington met at the offices of Covington in New York to discuss the draft documents. At the meeting, the representatives agreed upon a new transaction structure, documented by the Purchase Agreements, to sell a total of 12,000,000 newly issued shares of the Company’s common stock to CGP and Sirtex. The Company also agreed to certain ancillary agreements including the Registration Rights Agreements (as defined below), Stockholder Agreements, License Agreement and Services Agreement. The Company received revised documents from Covington on September 29, 2019 to reflect the discussions and decisions from the September 26 meeting.

On October 2, 2019, the full Board held a meeting, with members of the Company’s senior management and representatives of Torreya and Alston present for a portion of the meeting. During the meeting, the Board received a status update from Company management and discussed key elements of the transaction documents. Representatives from Torreya presented and discussed with the Company’s directors various financial analyses and presented an overview of the proposed fairness opinion.

From October 4, 2019 to October 7, 2019, Alston and Covington exchanged drafts of the transaction documents. Representatives of the Company, CGP and Sirtex held conferences to review and revise the transaction documents.

On October 7, 2019, the full Board met to discuss all key terms and elements of the final transaction documents including, but not limited to, all economic terms (including the related License Agreement and Services Agreement), representations and warranties, operating covenants and provisions in the Stockholder Agreements including CGP’s and Sirtex’s rights to Board seats, rights of participation in future financings, right of first refusal in certain future transactions and super-majority voting rights in certain circumstances. In addition, Torreya delivered its fairness opinion, dated October 7, 2019, which the Board evaluated as part of its overall consideration of the Proposed Transaction. Further, the Board considered certain terms of the Proposed Transaction that could be construed as negative factors weighing against the Proposed Transaction, including the termination fee, right of first offer, enhanced Board vote requirements, and the effectiveness of the Services Agreement and License Agreement regardless of the Closing (for details, see “Reasons for the Proposed Transaction” on pages 14 and 15 of this Proxy Statement).

After reviewing the transaction documents, discussing the proposed transaction at length and evaluating the Torreya fairness opinion, the Board determined to approve the transaction and determined it is in the best interest of the Company’s stockholders (and recommended it for approval by the Company’s stockholders) and adopted the following resolutions to: (i) authorize and approve, in all respects, the form, terms and provisions of the Purchase Agreements, the License Agreement, the Services Agreement, the Stockholder Agreements and the Registration Rights Agreements and the consummation of the transactions contemplated thereby, including the Purchase Agreements and License Agreement, (ii) approve and adopt the Strategic Partner Stock Issuance Proposal and proposals to amend the Company’s Articles of Incorporation (the “Charter Proposals”), (iii) direct that the Purchase Agreements and all related agreements be submitted to the holders of the shares of the Company’s common stock for adoption and (iv) recommend to the holders of the Company’s common stock that they adopt the Strategic Partner Stock Issuance Proposal and the Charter Proposals (which will no longer be presented for consideration at the Special Meeting pursuant to the First Amendment). Mr. Kim voted against each of the resolutions and urged the Board to implement a “poison pill” without any stated rationale, despite Alpha having previously rejected the Company’s proposal at the Fall 2019 Special Meeting (both the initial meeting on August 22, 2019 and the adjourned meeting on September 5, 2019) to amend the Company’s Articles of Incorporation to provide for blank check preferred shares for the purpose of implementing a poison pill.

On October 8 and effective as of October 10, 2019, the Company, CGP and Sirtex executed the Purchase Agreements and the Stockholder Agreements. The Company and CGP also executed the License Agreement, and the Company and Sirtex also executed the Services Agreement.

On October 10, 2019, the Company issued a press release announcing the execution of the Purchase Agreements. On October 11, 2019, the Company filed the press release, the Purchase Agreements, the Stockholder Agreements, the License Agreement, the Services Agreement and forms of the Registration Rights Agreements as exhibits to its Current Report on Form 8-K.

From November 13, 2019 through November 25, 2019, the Company, CGP and Sirtex exchanged drafts of an amendment (the “First Amendment”) to the Purchase Agreements with CGP and Sirtex and the Stockholder Agreement with CGP.

On November 18, 2019, the Board met to consider and approve the First Amendment.

On November 26, 2019, the Company, CGP and Sirtex executed the First Amendment.

On November 26, 2019, the Company filed the First Amendment with the SEC as an exhibit to a Current Report on Form 8-K.

13

Reasons for the Proposed Transaction

In evaluating the proposed Purchase Agreements, the ancillary agreements and the transactions contemplated thereby, the Board consulted with members of the Company’s senior management and its legal and financial advisors, among others, and considered a number of factors, including, but not limited to, the following material factors (not necessarily in order of relative importance):

●	the fact that, as a condition to the closing of the Purchase Agreements and the transactions contemplated thereby (the “Closing”), the Strategic Partner Stock Issuance Proposal must be approved by our stockholders, which allows for an informed vote by the stockholders on the merits of the Purchase Agreements;

●	recent and historical market prices for our common stock, as compared to the per share consideration under the Purchase Agreements;

●	the purchase price of $2.50 per share is approximately a 25% premium to the average share price over the last 20 trading days ending on October 7, 2019;

●	the fact that the Purchase Agreements provide that any offer by CGP to buy the remaining shares of the Company must be a purchase price equal to the greater of (i) $4.50 per share or (ii) 110% of the last closing stock price for the common stock on the date prior to CGP delivering written notice to the Company of its intent to exercise such option to make an offer along with a proposal on all other material terms;

●	the fact that the License Agreement will help the Company access new markets in the relevant Asian countries by partnering with CGP, which has a strong presence in China and is well positioned to access the relevant markets: China Mainland, Hong Kong, Macau, Taiwan, Armenia, Azerbaijan, Bahrain, Bangladesh, Bhutan, Brunei, Burma, Cambodia, East Timor, Georgia, India, Indonesia, Jordan, Kazakhstan, Kuwait, Kyrgyzstan, Laos, Malaysia, Mongolia, Nepal, Oman, Pakistan, Papua New Guinea, Philippines, Qatar, Saudi Arabia, Singapore, South Korea, Sri Lanka, Tajikistan, Thailand, Turkmenistan, United Arab Emirates, Uzbekistan and Vietnam (the “Territory”);

●	the belief that, after a thorough review of strategic alternatives and discussions with its financial advisors and legal counsel, as well as the Company’s management team’s discussions with CGP and Sirtex senior management, the transactions contemplated by the Purchase Agreements, and related ancillary agreements, are likely to create greater long-term value for the Company’s stockholders considering the risk and uncertainty of other potential strategic alternatives that may have been available to the Company;

●	the Company’s business and operations and its current and historical financial condition and results of operations;

●	recent positive results from clinical tests of the Company’s products, especially TAVO™, showing possible promise if further development and testing were continued, the associated costs required considering the Company’s cash runway and potential dilution to stockholders to advance such development if the Company were to raise capital in the public markets in lieu of the transactions contemplated in the Purchase Agreements; and

●	the parties’ obligations to complete the Purchase Agreements, and the commitment by the Company, CGP and Sirtex, subject to the terms of the Purchase Agreements, to use their reasonable best efforts to take or cause to be taken all actions to consummate the transactions contemplated under the Purchase Agreements.

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The Board also considered a variety of potentially negative factors in its deliberations concerning the Purchase Agreements and the transactions contemplated thereby, including, but not limited to, the following (not necessarily in order of relative importance):

●	the fact that the Company is prohibited from soliciting, proposing, facilitating or encouraging submissions or announcements, or which would reasonably be expected to lead to the making, submissions or announcements, of any alternative transactions;

●	the fact that CGP’s and Sirtex’s obligations to consummate the Purchase Agreements are subject to certain conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside our control, including stockholder approval;

●	the possibility that our directors and officers will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Purchase Agreements;

●	a possible reduction or dilution in the current management team’s or Board’s future control and decision-making by adding CGP and Sirtex-appointed directors to the Board;

●	the potential volatility of the trading price of our common stock as a result of the public announcement of the Purchase Agreements and the transactions contemplated thereby, or as a result of the failure to close the transactions;

●	the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Purchase Agreements, regardless of whether the Purchase Agreements are consummated;

●	the fact that the Proposed Transaction provides for a 4% (i.e., $1,200,000) termination fee in the event of a material breach by the Company—the Board determined, based on discussion with its external advisors, that this fee was customary and reasonable in light of the size of the transaction;

●	the fact that the Proposed Transaction includes a right of first offer;

●	the fact that (i) as long as CGP owns at least 70% of the Purchased Shares (as such term is defined in the Stockholder Agreement with CGP), CGP’s consent is required for the Company to take certain actions (for details, see “Approval for Certain Transactions” on page 25 of this Proxy Statement) and (ii) as long as CGP or Sirtex owns at least 40% of the Purchased Shares, an enhanced 70% Board vote standard is required in order for the Company to take certain actions and, given the three Board seats that CGP and Sirtex would obtain following the Closing, the possibility that such standard would effectively serve as a veto right as the support of at least one of the three CGP and Sirtex directors would be required in order for the nine-member Board to take certain actions—the Board determined that these vote standards were not atypical given the amount of the investment that CGP and Sirtex would be making via the Proposed Transaction relative to the Company’s ability to raise capital given limitations due to “baby shelf” rules that restrict the Company’s ability to raise capital via traditional offerings and market conditions;

●	the fact the License Agreement and Services Agreement would become effective even if the Closing did not occur— these were conditions requested by CGP and Sirtex as a condition of entering into the Proposed Transaction and the Company determined that this request was reasonable given the desirability of the Proposed Transaction; and

●	the fact that Alpha’s director designee Mr. Kim voted against the transaction.

A summary of the transactions and the related agreements in connection with this proposal are summarized below. Copies of the related agreements including the Purchase Agreements and ancillary documents have been filed as exhibits to our Current Report on Form 8-K, filed with the SEC on October 11, 2019, and our Current Report on Form 8-K filed with the SEC on November 26, 2019. You are encouraged to review the full text of the foregoing agreements, which are incorporated by reference herein.

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Opinion of Torreya Partners LLC

The Company engaged Torreya in connection with the Purchase Agreements, the ancillary agreements and the transactions contemplated thereby, to render an opinion to the Company’s Board of Directors with respect to the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the Closing. Torreya is a leading investment banking firm providing a full range of financial advisory services to life sciences companies on a global basis, and, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, private placements, strategic partnerships, and other purposes. Torreya was selected to act as the Company’s financial advisor because of its qualifications, expertise and reputation in investment banking in mergers and acquisitions and strategic partnerships generally and in the biotechnology industry specifically, as well as its familiarity with the business of the Company. During the two-year period prior to the date of Torreya’s opinion, except for Torreya’s current engagement, no material relationship existed between Torreya or any of its affiliates and the Company pursuant to which compensation was received by Torreya or its affiliates.

During the two-year period prior to the date of Torreya’s opinion, no material relationship existed between Torreya or any of its affiliates and CGP or Sirtex pursuant to which compensation was received by Torreya or its affiliates. Torreya may provide financial advisory and other services to or with respect to the Company, CGP, Sirtex, or their respective affiliates in the future, for which Torreya may receive compensation. Certain (i) of Torreya’s and its affiliates’ directors, officers, members and employees, or family members of such persons, and (ii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, CGP, Sirtex, or any of their respective affiliates, or any other party that may be involved in the transactions contemplated by the Purchase Agreements.

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On October 7, 2019, at a meeting of the Company’s Board of Directors held to evaluate the Purchase Agreements, the ancillary agreements, and the transactions contemplated thereby, Torreya rendered to the Company’s Board of Directors an opinion, dated October 7, 2019, to the effect that, as of that date and based on and subject to the matters described in its opinion, the consideration to be received by the Company at the Closing was fair, from a financial point of view, to the Company. The consideration for the transactions contemplated by the Purchase Agreements was determined through arm’s length negotiations between the Company and CGP and Sirtex and was approved by the Company’s Board. Torreya provided advice to the Company during these negotiations. Torreya did not, however, recommend any specific consideration to the Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the transactions contemplated by the Purchase Agreements.

The full text of Torreya’s written opinion, dated October 7, 2019, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this Proxy Statement as Annex A and is incorporated by reference in its entirety. Torreya’s opinion was provided to the Company’s Board of Directors in connection with its evaluation of the consideration to be received by the Company from a financial point of view and did not address any other aspect of the Purchase Agreements, the ancillary agreements, and the transactions contemplated thereby. Torreya’s opinion did not address the underlying business decision of the Company, the relative merits of the Purchase Agreements, the ancillary agreements, and the transactions contemplated thereby, or any related transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Purchase Agreements, the ancillary agreements, and the transactions contemplated thereby. This summary of Torreya’s opinion is qualified in its entirety by reference to the full text of its opinion.

In connection with this opinion, Torreya:

a)	Reviewed the financial terms and conditions of the Purchase Agreements;
b)	Reviewed certain publicly available historical business and financial information relating to the Company;
c)	Reviewed and discussed with the Company’s management certain non-public projected financial and operating data relating to the Company prepared and furnished to Torreya by management of the Company (the “Management Forecast”);
d)	Reviewed financial terms of certain private investment in public equity (“PIPE”) transactions that Torreya deemed relevant;
e)	Reviewed public information and trading multiples of certain other companies that Torreya deemed relevant; and
f)	Conducted such other financial analyses and investigations and considered such other factors that Torreya deemed appropriate.

Summary of Torreya Financial Analyses

The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Torreya’s opinion, dated October 7, 2019. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Torreya, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Torreya. Torreya may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Torreya’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Torreya. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Torreya’s financial analyses and its opinion.

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In performing its analyses, Torreya made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the transactions contemplated by the Purchase Agreements. None of the Company, CGP, Sirtex, Torreya or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed as of October 4, 2019 (the last trading day before Torreya’s written opinion), and is not necessarily indicative of current market conditions. The implied per share equity value ranges described below were based on the Company’s fully diluted outstanding shares calculated on a treasury stock method basis (taking into account outstanding in-the-money options, Company warrants, Company RSUs, and other convertible securities) based on information provided by the Company.

Selected Public Companies Analysis

Torreya reviewed and compared certain financial information for the Company to corresponding financial information for the following publicly traded biopharmaceutical companies that Torreya deemed comparable, based on its experience and professional judgment, to the Company:

●	Adaptimmune Therapeutics plc
●	Gamida Cell Ltd.
●	Sesen Bio, Inc.
●	Idera Pharmaceuticals, Inc.
●	CTI BioPharma Corp.
●	Vascular Biogenics Ltd.
●	Celsion Corporation
●	SELLAS Life Sciences Group, Inc.
●	Bio-Path Holdings, Inc.
●	Cellectar Biosciences, Inc.
●	Soligenix, Inc.
●	Genprex, Inc.

Although none of the selected companies is directly comparable to the Company, the companies listed above were chosen by Torreya, among other reasons, because they are publicly traded biopharmaceutical companies with certain operational, business and/or financial characteristics that, for purposes of Torreya’s analysis, may be considered similar to those of the Company.

Torreya calculated and compared forward revenue multiples for the selected companies based on information it obtained from public filings and other data sources. With respect to each of the selected companies, Torreya calculated enterprise value, calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, RSUs, PSUs and other convertible securities), plus the book value of debt and certain liabilities less cash and cash equivalents, as a multiple of Wall Street research analyst estimated revenue for calendar year 2024.

The results of this analysis are summarized as follows:

($ in millions)	Enterprise Value	Enterprise Value / 2024E Revenue Multiple
75th Percentile	$26	0.20	x
Median	$9	0.10	x
25th Percentile	$3	0.02	x

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Based on this analysis and other considerations that Torreya deemed relevant in its professional judgment, Torreya (i) took the range of enterprise values between $3 million and $26 million derived from the selected companies, added to it the Company’s estimated net cash as of November 30, 2019 (estimated closing date provided by the Company), of $16 million, and divided the result by the Company’s fully-diluted shares outstanding, which resulted in an implied per share equity value range for the Company shares of approximately $1.76 to $3.85, and (ii) applied a multiple of 0.02x to 0.20x derived from the selected companies to the Company’s estimated fiscal year 2024 revenue of $76 million (non-probability-adjusted) under the Management Forecast, added to it the Company’s estimated net cash as of November 30, 2019 (estimated closing date provided by the Company) of $16 million, and divided the result by the Company’s fully-diluted shares outstanding, which resulted in an implied per share equity value range for the Company’s shares of approximately $1.62 to $2.85. Torreya then compared these ranges to the $2.50 per share consideration in the Purchase Agreements.

Selected PIPE Transactions Analysis

Torreya reviewed and analyzed certain financial information relating to selected PIPE transactions involving publicly traded biopharmaceutical companies that Torreya, based on its experience and judgment as a financial advisor, deemed relevant to consider in relation to the Company and the transactions contemplated by the Purchase Agreements. These transactions were:

Date Announced	Company	Investor Type
Jul-19	Solid Biosciences Inc.	Financial
Jul-19	Vaccinex, Inc.	Financial
Jun-19	Synlogic, Inc.	Strategic
Mar-19	Aileron Therapeutics, Inc.	Financial
Feb-19	Genocea Biosciences, Inc.	Financial
Jan-19	Alpine Immune Sciences, Inc.	Financial
Dec-18	Agenus Inc.	Strategic
Dec-18	Soleno Therapeutics, Inc.	Financial
Dec-18	vTv Therapeutics Inc.	Financial
Aug-18	Exicure, Inc.	Financial
May-18	MEI Pharma, Inc.	Financial
Mar-18	TRACON Pharmaceuticals, Inc.	Financial
Mar-18	CASI Pharmaceuticals, Inc.	Financial
Mar-18	Athersys, Inc.	Strategic
Dec-17	Soleno Therapeutics, Inc.	Financial
Dec-17	vTv Therapeutics Inc.	Financial
Nov-17	Leap Therapeutics, Inc.	Financial
Oct-17	Cidara Therapeutics, Inc.	Financial
Oct-17	ArQule, Inc.	Financial
Aug-17	Aevi Genomic Medicine, Inc.	Financial
Mar-17	Gemphire Therapeutics Inc.	Financial
Mar-17	Kadmon Holdings, Inc.	Financial

No company or transaction used in this analysis is identical or directly comparable to the Company or the transactions contemplated by the Purchase Agreements. The companies included in the selected transactions above were selected, among other reasons, because they have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of the Company. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected PIPE transactions analysis. This analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, investment into or other values of the selected companies and the Company.

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Financial data for the PIPE transactions were based on publicly available information at the time of the announcement that Torreya obtained from public filings and other data sources. Using publicly available information, Torreya calculated, for each selected transaction, the premium or discount, implied by the purchase price of common equity in the PIPE transactions, relative to the Company’s 30-day volume weighted average price (“30-Day VWAP”) prior to the announcement of the transaction.

The results of this analysis are summarized as follows:

	Premium / (Discount) Relative to 30-Day VWAP
	All Investors	Strategic Investors
75th Percentile	6.8%	17.4%
Median	(1.3)%	16.3%
25th Percentile	(10.6)%	13.7%

Based on this analysis and other considerations that Torreya deemed relevant in its professional judgment, Torreya applied a range of premium or discount (i) between (10.6%) and 6.8% derived from the selected transactions involving all investors, to the Company’s 30-Day VWAP prior to October 4, 2019 (the last trading day before Torreya’s written opinion), of $2.05, which resulted in an implied per share equity value range for the shares of approximately $1.83 to $2.19, and (ii) between 13.7% and 17.4% derived from the selected transactions involving strategic investors, to the Company’s 30-Day VWAP prior to October 4, 2019 (the last trading day before Torreya’s written opinion), of $2.05 per share, which resulted in an implied per share equity value range for the Company’s shares of approximately $2.33 to $2.41. Torreya then compared these ranges to the $2.50 per share consideration in the Purchase Agreements.

Probability-Adjusted Discounted Cash Flow Analysis

Torreya performed a discounted cash flow analysis of the Company based on the Management Forecast. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Torreya derived the forecasted fully-taxed probability adjusted unlevered free cash flows of the Company, calculated based on EBIT during the period beginning on December 1, 2019, and ending on July 31, 2031 (which estimated EBIT are included in the Management Forecast) applied a 65% probability of success in the United States (the “U.S.”) and a 60% probability of success in the European Union (the “EU”) as provided by the Company, a cash tax rate of 21% in the U.S. and a cash tax rate of 22.5% in the EU without assuming the potential utilization of federal net operating losses and credits (as instructed by the Company given the lack of any analysis conducted by the Company as to the limitation of such utilization), and an implied terminal value of the Company, assuming that the Company’s unlevered free cash flows would decline in perpetuity after July 31, 2031. The Management Forecast was prepared by Company management through 2029 and the extension to 2031 was subsequently derived based on discussion between the Company and Torreya to allow for forecast through the earliest possible loss of exclusivity.

The unlevered free cash flows were then discounted to present values using a range of discount rates from 20.0% to 24.0% using a mid-year convention. This range of discount rates was based on Torreya’s analysis of the Company’s weighted average cost of capital. In performing its discounted cash flow analysis, Torreya assumed (i) a terminal value based on a negative terminal growth rate of (30%) – (10%); (ii) an equity raise of $45 million over the next two years to fund development and potential commercialization at a price of $1.60/share, as set forth in the Management Forecast, and the present value of the estimated costs associated with such equity raise set forth in the Management Forecast, and (iii) estimated net cash of $16 million as of November 30, 2019. Torreya then divided the results of each of the foregoing calculations by the Company’s fully-diluted shares outstanding, taking into account the expected dilution associated with the assumed equity raise.

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This analysis resulted in the implied per shares equity value range for the Company’s shares of $1.44 to $1.90. Torreya then compared this range to the $2.50 per share consideration in the Purchase Agreements.

Other Factors

Torreya noted for the Board certain additional factors solely for informational purposes, including, among other things, the following:

●	Historical closing trading prices of the Company’s shares during the 52-week period ended October 4, 2019 (the last trading day before Torreya’s written opinion), which reflected low and high stock closing prices for the Company’s shares during such period of approximately $1.84 to $19.10 per share. The 52-week range included a period before the preliminary results of KEYNOTE-695 were announced. The share price declined approximately 50% on November 6, 2018 after the data announcement, which showed a lower response rate from prior data (although in different patients). One research analyst subsequently dropped the coverage due to “disappointing data and reallocation of internal resource[s].” For reference, the high and low stock closing prices for the Company in the period following data announcement (up to October 4, 2019) were $9.58 and $1.84 per share, respectively. Given the preliminary nature of the data that nevertheless exerted significant pressure on the share price thereafter, Torreya, based on its professional judgment, considered but did not include the 52-week trading price range in its main analyses used for evaluating the consideration in the Purchase Agreements.

●	Stock price targets for the Company’s shares in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for the Company ranging from $8.00 to $10.00 per share. Torreya noted that all analyst price targets include revenue from triple-negative breast cancer indication, which is not included in the Management Forecast. For Torreya’s analyses, the Management Forecasts only included the stage III and IV anti-PD-1 refractory metastatic melanoma indication. Therefore, analyst price targets including both indications, based on Torreya’s professional judgment, were considered, but not included in its main analyses for evaluating the consideration in the Purchase Agreements.

●	An analysis of selected precedent M&A transactions involving biopharmaceutical companies for which publicly available estimated peak revenue was available. Using publicly available information, Torreya calculated, for each selected transaction, the transaction value (calculated as the offer value of common equity determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, RSUs, PSUs and other convertible securities, plus the book value of debt and certain liabilities less cash and cash equivalents (“Upfront Value”) and including the risk-adjusted present value of any contingent consideration, as disclosed by the acquirer (“Fair Value”)) implied for each target company based on the consideration payable in the applicable selected transaction as a multiple of the target company’s Wall Street research analyst estimated peak revenue. Torreya applied: (i) 0.24x to 0.53x of the estimated peak revenue multiples derived from the selected transactions based on Upfront Value, to the Company’s estimated fiscal year 2031 revenue of $123 million (non-probability-adjusted) under the Management Forecast, added to it the Company’s estimated net cash as of November 30, 2019 (estimated closing date provided by the Company) of $16 million, and divided the result by the Company’s fully-diluted shares outstanding, which resulted in an implied per share equity value range for the Company’s shares of approximately $4.24 to $7.06, and (ii) applied 0.34x to 0.71x of the estimated peak revenue multiples derived from the selected transactions based on Fair Value, added to it the Company’s estimated net cash as of November 30, 2019 (estimated closing date provided by the Company) of $16 million, and divided the result by the Company’s fully-diluted shares outstanding, which resulted in an implied per share equity value range for the Company’s shares of approximately $5.31 to $9.65. In selecting the transactions for its analysis, Torreya focused on transactions involving clinical stage oncology companies that, based on Torreya’s professional judgment, were deemed similar to the Company in development stage with respect to their lead program (similar methodology used in selecting comparable public companies). With that said, none of the companies and resulting transactions (and thus the derived valuation multiples) were deemed by Torreya, based on its professional judgment, to be sufficiently comparable to the Company and the transaction contemplated in the Purchase Agreements to be used as a good proxy for evaluating the consideration in the Purchase Agreements due to the following main factors, among others: (i) all of the transactions were 100% acquisition of the equity vs. a majority investment in the Purchase Agreements; (ii) the smallest transaction had an upfront consideration of more than $250 million vs. $30 million in the Purchase Agreements; and (iii) the lowest peak sales estimate from the transactions was $350 million compared to $123 million (non-probability-adjusted) of the Company per the Management Forecast.

The Board considered each of the above factors carefully, along with factors including, but not limited to, the other information provided by Torreya, the offer price as compared to the Company’s stock price, the Company’s capital needs and capital raising ability, the need to commercialize TAVO™, the potential relationship with CGP and Sirtex that the Proposed Transaction would generate (including concerns about control of the Board), while evaluating the Proposed Transaction.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Torreya did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Torreya made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

In connection with Torreya’s services as financial advisor to the Company with respect to the transactions contemplated by the Purchase Agreements, the Company agreed to pay Torreya a fee of $300,000, payable upon the rendering of the opinion, and a fee of $1,200,000, payable upon consummation of the transactions contemplated by the Purchase Agreements. The Company also agreed to reimburse Torreya for certain expenses incurred in connection with Torreya’s engagement and to indemnify Torreya and certain related persons under certain circumstances against various liabilities that may arise from or be related to Torreya’s engagement, including certain liabilities under United States federal securities laws.

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Management Forecast

Certain Financial Projections

The Company does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance or results of operations due to the inherent unpredictability of the underlying assumptions and projections. However, in connection with the evaluation of the Purchase Agreements and other strategic alternatives, the Company’s senior management prepared certain nonpublic, unaudited, long-range financial projections (the “Management Forecasts”), for fiscal years 2019 through 2029 (which was, based on the discussion between Torreya and the Company and with the approval of the Company’s senior management, extended to 2031), reflecting a set of probability-adjusted assumptions about future regulatory approvals for the Company’s products.

The Company’s management team provided the Management Forecasts to its Board and to Torreya and directed Torreya to use the Management Forecasts in connection with the rendering of its fairness opinion to the Board and performing its related financial analyses, as described below under the heading “—Opinion of Torreya Partners LLC” in this Proxy Statement.

The summary of the Management Forecast set forth below is included solely to give the Company stockholders access to certain financial projections that were made available to our Board and advisors and is not being included in this Proxy Statement in order to influence any stockholder’s decision to vote for or against the proposal to be considered at the Special Meeting or for any other purpose. The Management Forecasts were prepared by the Company for internal use. The Management Forecasts were not prepared with a view toward public disclosure, or with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on such information or its achievability.

The Management Forecasts include “non-GAAP financial measures,” which are financial measures that are not calculated in accordance with GAAP. The non-GAAP financial measures in the Management Forecasts were relied upon by Torreya for purposes of its opinion and by our Board in connection with its consideration of the Purchase Agreements. Financial measures provided to a financial advisor in these circumstances are excluded from the definition of non-GAAP financial measures for purposes of SEC rules and, therefore, are not subject to SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of the non-GAAP financial measures in the Management Forecasts were not relied upon by Torreya for purposes of its opinion or by our Board in connection with its consideration of the Purchase Agreements. Accordingly, we have not provided a reconciliation of the non-GAAP financial measures included in the Management Forecasts to the relevant GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude items, including charges and credits, that are required to be included in a GAAP presentation.

The Management Forecasts reflect numerous estimates and assumptions made by the Company’s senior management with respect to general business, economic, competitive, regulatory, reimbursement and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond the Company’s control. For example, in preparing the Management Forecasts, the Company’s senior management assumed and applied a 65% probability of success of TAVO™ in PD-1 refractory metastatic melanoma in the United States and a 60% probability of success of TAVO™ in the same indication in the European Union based on demonstrated efficacy and unmet need, tempered by emerging objective response rates by other products in clinical development by third parties, and did not include any potential revenue from metastatic triple negative breast cancer (“TNBC”) because, among other factors considered by the Company’s senior management, there was insufficient data to extrapolate a value to the indication due to a lack of clinical data, the early development stage of the program, and a regulatory pathway the has not yet been established.

The Management Forecasts reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. There can be no assurance that the underlying assumptions will prove to be accurate or that the forecasted results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Management Forecasts, whether or not the Purchase Agreements are completed. The inclusion of the Management Forecasts should not be regarded as an indication that the Company, Torreya, any of our and Torreya’s respective affiliates or anyone else who received the Management Forecasts then considered, or now considers, the Management Forecasts to be necessarily predictive of actual future events, and this information should not be relied upon as such. Management views the Management Forecasts as being subject to inherent risks and uncertainties associated with such long-range projections. The Company and Torreya do not intend to, and disclaim any obligation to, update, revise or correct the Management Forecasts if any of them are or become inaccurate (even in the short term).

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In particular, the Management Forecasts, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain. Because the Management Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on our business and its results of operations. The Management Forecasts also reflect assumptions as to certain business decisions that are subject to change. Modeling and forecasting the future in the pharmaceutical industry is, in particular, a highly speculative endeavor.

By including the summary of the Management Forecasts in this Proxy Statement, none of the Company, Torreya or any of Torreya’s respective affiliates or representatives has made or makes any representation to any person regarding the information included in the Management Forecasts or the ultimate performance of the Company, CGP, Sirtex or any of their respective affiliates compared to the information contained in the Management Forecasts. The Company has made no representation to CGP or Sirtex, in the Stock Purchase Agreements or otherwise, concerning the Management Forecasts. Neither the Company nor Torreya nor any of our and Torreya’s respective affiliates assumes any responsibility to the Company stockholders for the accuracy of this information.

The Management Forecasts summarized in this section were prepared during the periods described above under “Background and Overview” beginning on page 12 of this Proxy Statement and have not been updated to reflect any changes after the date they were prepared. The Management Forecasts do not take into account any circumstances or events occurring after the date they were prepared. Stockholders are cautioned not to place undue, if any, reliance on the Management Forecasts included in this Proxy Statement.

The Management Forecasts summarized below were prepared assuming the Company’s continued operation as a standalone publicly traded company and assuming the Company’s products enter into a competitive, multi-player market with a competitive profile. As part of its business strategy, the Company plans to expand its clinical pipeline and build its portfolio of product candidates through the development, acquisition or licensing of assets or businesses, product candidates or approved products. For more information on the Company’s clinical pipeline, please review the Company’s 10-K filing dated October 28, 2019. The projections in this Proxy Statement were based on certain internal assumptions about the probability of success and regulatory approval, launch timing, epidemiology, pricing, sales ramp, market growth, market share, competition and other relevant factors relating to the commercialization of the Company’s products. The Management Forecasts reflect a probability-adjusted product run-off scenario and assume that the Company elects to develop and commercialize TAVO™ for anti-PD-1 refractory metastatic melanoma as its only product candidate. The initial term of the Management Forecasts prepared by the Company was from 2020 to 2029 and, based on the discussion between Torreya and the Company and with the approval of the Company’s senior management, was extended to 2031 to be used for Torreya’s analyses in order to capture the time period through the earliest possible loss of regulatory exclusivity of TAVO™ of 12 years of biologic exclusivity based on forecasted launch in 2021. Following 2031, revenue and cash flows are estimated to reach de minimis levels as it is assumed that the Company will have not elected to invest in sufficient research and development of other products (e.g. TNBC) to commercialize.

Standalone Probability-Adjusted Management Forecasts

(dollars in millions)

	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Revenue	-	$12.0	$30.5	$45.0	$48.6	$56.2	$63.6	$64.9	$72.5	$73.6	$75.1	$77.3
Gross Profit	$(0.1)	$10.9	$28.1	$41.6	$45.1	$52.1	$61.2	$62.7	$70.0	$71.2	$72.6	$74.8
EBIT	$(35.2)	$(22.0)	$3.8	$16.9	$18.9	$23.6	$30.2	$32.9	$37.5	$37.0	$36.6	$36.6
Free Cash Flow(1)	$(35.2)	$(25.0)	$(1.6)	$9.7	$14.0	$16.6	$21.8	$25.5	$27.5	$28.7	$28.3	$28.1
Equity Financing(2)	$18.0	$27.0

(1)	Free cash flow is a non-GAAP financial measure that is calculated as earnings before interest expenses and taxes, less tax expense, plus depreciation and amortization, less changes in net working capital, less capital expenditures. The free cash flow in fiscal year 2020 – 2021 assumes no cash taxes are payable, in fiscal year 2022 – 2031 assumes an effective tax rate of 21% for the United States and 22.5% for the European Union. No utilization of the Company’s existing net operating losses was assumed.

(2)	Equity financing is not probability-adjusted.

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Strategic Partners

In connection with, but not necessarily conditioned on, the Strategic Partner Stock Issuance Proposal, the Company will enter into strategic partnerships with CGP, through its wholly owned subsidiary Grand Decade Developments Limited, and Sirtex. The Board believes that these strategic partnerships will position the Company to leverage the experiences, insights and resources of both CGP and Sirtex as the Company seeks to gain regulatory approval for TAVO™ and introduce it into a wider range of global markets.

About China Grand Pharmaceutical and Healthcare Holdings Limited

CGP is a public company listed on the Hong Kong stock exchange with a market capitalization of approximately $1.8 billion USD. CGP develops, manufactures and distributes pharmaceutical products and medical devices to retailers and medical organizations. CGP currently distributes its products to approximately 6,000 hospitals and approximately 30,000 pharmacies and has a sales team of more than 2,000 employees. CGP also has significant experience in R&D and product commercialization in China. Such experience dealing with the relevant Chinese regulatory bodies makes CGP, through its wholly-owned subsidiary, Grand Decade Developments Limited, an ideal strategic partner for the Company as the Company seeks to gain regulatory approval to introduce TAVO™ to the Chinese market. CGP’s Grand Decade Developments Limited offices are located at Unit 3302, The Center, 99 Queen’s Road Central, Hong Kong. For more information, visit www.chinagrandpharm.com.

About Sirtex Medical US Holdings, Inc.

Sirtex is a global healthcare business company with offices in the U.S., Australia, Europe and Asia, working to improve outcomes in people with cancer. Sirtex’s current lead product is a targeted radiation therapy for liver cancer called SIR-Spheres® Y-90 resin microspheres. More than 100,000 doses have been supplied to treat patients with liver cancer at more than 1,000 medical centers in over 40 countries. Sirtex’s global focus on drug development makes it a natural partner for the Company as it looks to develop and introduce TAVO™ into markets around the world. Sirtex’s offices are located at 300 Unicorn Park Drive, Woburn, MA 01801. For more information, visit www.sirtex.com.

Overall Effect of the Proposal

If the Strategic Partner Stock Issuance Proposal is approved, it will, pending all closing conditions being met in the Purchase Agreements, result in an increase of 12,000,000 shares of our common stock outstanding, and, as a result, current stockholders who are not a party to the Purchase Agreements would own a smaller percentage of our outstanding common stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of our common stock. A further description of the impact and result of the Strategic Partner Stock Issuance Proposal being approved is described below.

The Purchase Agreements

As of October 10, 2019, the Company entered into Stock Purchase Agreements (together, the “Purchase Agreements”) with each of CGP and Sirtex pursuant to which the Company agreed to sell and issue to CGP and Sirtex 10,000,000 shares and 2,000,000 shares, respectively, of the Company’s common stock at a purchase price of $2.50 per share, which is approximately a 25% premium to the average share price over the last 20 trading days as of October 9, 2019. The Purchase Agreements may be terminated if the Closing does not occur on or before March 31, 2020, or earlier as described further in the Purchase Agreements.

Pursuant to the Purchase Agreements, the Company agreed to use its reasonable best efforts to solicit the approval of the Company’s stockholders for the issuance of all the common stock contemplated in the Purchase Agreements (the “Company Stockholder Approval”) at a special meeting of stockholders.

In addition, pursuant to the Purchase Agreements, beginning on the date of the Closing and ending on the first anniversary thereof (the “Option Period”), the Company granted to CGP an option to make an offer to acquire the remaining outstanding common stock of the Company at a purchase price per share equal to the greater of (a) $4.50 or (b) 110% of the last closing stock price for the common stock on the date prior to CGP delivering written notice to the Company of its intent to exercise such option along with a proposal on all other material terms. This purchase option does not create an obligation on the part of the Company to accept the exercise of the option nor does it prevent any interested third parties from making offers to acquire shares of the Company. The Purchase Agreements contain customary representations and warranties as well as certain operating covenants applicable to the Company until the Closing. Additionally, the shares are subject to a lock-up provision restricting the sale or disposition of the shares for a period of six months following the Closing and a standstill provision prohibiting certain actions by CGP and Sirtex during the Option Period. In addition, upon the Closing, the Stockholder Agreements and Registration Rights Agreements between the Company and each of CGP and Sirtex will become effective (all described further below). The Special Committee will be responsible for the evaluation of any such future offer by CGP. The fourth independent director has since joined the Special Committee. Mr. Kim is not a member of the Special Committee.

The Purchase Agreements include customary covenants that obligate the Company to use commercially reasonable efforts to cause the purchased shares to be approved for listing on The Nasdaq Capital Market, and a contractual anti-dilution mechanism that accounts for the Company’s outstanding options and warrants, as well as other customary covenants. In addition, the Company, CGP, and Sirtex each shall pay their respective fees and expenses in connection with the transactions contemplated by the Purchase Agreements. The Company has agreed to reimburse reasonable legal fees and expenses incurred by each of CGP and Sirtex in an amount not to exceed $300,000. Additionally, in the event the Company commits a material breach of the Purchase Agreements, the Company will be required to pay CGP a termination fee in the amount of $1,200,000.

First Amendment to the Purchase Agreements and Stockholder Agreement

On November 26, 2019, the Company entered into an amendment (the “First Amendment”) to the Purchase Agreements with CGP and Sirtex and to the Stockholder Agreement with CGP. The First Amendment provides that following the Closing, the Company will, at its next annual meeting of stockholders (instead of at the Special Meeting, as previously required by the Purchase Agreements), seek, among other things, the requisite stockholder approval for the Company to amend its Articles of Incorporation to (i) increase the Company’s authorized shares of common stock by 4,000,000 shares from 26,000,000 shares to 30,000,000 shares and (ii) add the corporate opportunity waiver (as described in detail under “Corporate Opportunity Waiver” on page 25 of this Proxy Statement). In addition, the First Amendment (a) amended the Purchase Agreements to provide that a material breach of the Purchase Agreements shall be deemed to have occurred if the Closing does not occur within 10 business days of the satisfaction of the conditions to the Company’s obligations, including the approval of the Strategic Partner Stock Issuance Proposal and (b) amended the Stockholder Agreement with CGP to provide that rescission of the corporate opportunity waiver is subject to the enhanced voting requirements described under “Approval for Certain Transactions” on page 25 of this Proxy Statement.

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License Agreement and Services Agreement

Concurrently with the execution and delivery of the Purchase Agreements, the Company and CGP entered into a License Agreement (the “License Agreement”), which will become effective upon the earlier of (a) the Closing and (b) the termination of the applicable Purchase Agreement by the Company (other than due to CGP’s material breach). Pursuant to the License Agreement, the Company, among other things, granted CGP and its affiliates an exclusive, sublicensable, royalty-bearing license to develop, manufacture, commercialize, or otherwise exploit the Company’s current and future products, including TAVO™ and the Company’s new Visceral Lesion Applicator (“VLA”), in the Territory. Under the terms of the License Agreement, CGP will pay the Company up to 20% royalties on the Net Sales (as defined in the License Agreement) of such products in the Territory during the applicable Royalty Term (as defined in the License Agreement).

In addition, the Company and Sirtex entered into a Services Agreement (the “Services Agreement”) which will become effective upon the earlier of (a) the Closing and (b) the termination of the applicable Purchase Agreement by the Company (other than due to Sirtex’s material breach). Pursuant to the Services Agreement, the Company agreed, among other things, to pay Sirtex low single-digit royalties on the Net Sales (as defined in the Services Agreement) of all Products (defined as TAVO™ and VLA products and their accompanying generators, and any products (including, for clarity, combination products) incorporating or including such products and their accompanying generators), in all countries other than those in the Territory. In exchange for the low single digit royalty fee, Sirtex will provide the Company with certain services for these products, including key opinion leader management and engagement services, voice of customer (VOC) services, development of a go to market strategy, and pricing, reimbursement and market access services.

Stockholder Agreements

In addition, concurrently with the execution and delivery of the Purchase Agreements, the Company has entered into Stockholder Agreements (the “Stockholder Agreements”) with each of CGP and Sirtex, which will take effect upon Closing. Certain key terms of the Stockholder Agreements are described in detail below. See “First Amendment to the Purchase Agreements and Stockholder Agreement” on page 24 of this Proxy Statement for details on amendments made to the Stockholder Agreement with CGP.

Board of Directors. Pursuant to the Stockholder Agreements, among other things, CGP and Sirtex have the option to nominate a combined total of three (3) members to the Board of Directors, initially at the Closing, and thereafter at every annual meeting of the stockholders of the Company in which directors are generally elected, including at every adjournment or postponement thereof. CGP will also have the option to nominate up to two (2) independent directors to the Company’s Board of Directors if any independent director currently serving on the Board of Directors ceases to serve as a director of the Company for any reason, provided that the independent director nominee shall be satisfactory to a majority of the independent directors of the Company. Any director nominee, including any suggested by CGP, is subject to evaluation and approval by the Nominating and Corporate Governance Committee. If either CGP or Sirtex beneficially owns less than 40% of the shares acquired pursuant to the Purchase Agreements, either (as applicable) shall have the right to nominate members to the Board of Directors in proportion with their ownership of the issued and outstanding common stock. Pursuant to the Stockholder Agreements, the Company shall cause the chair of the Board of Directors to be an independent director.

Approval for Certain Transactions. The Stockholder Agreements provide that (i) as long as CGP owns at least 70% of the Purchased Shares (as such term is defined in the Stockholder Agreement with CGP), CGP’s consent is required for the Company to take certain actions and (ii) as long as CGP owns at least 40% of the Purchased Shares, an enhanced 70% Board vote standard is required in order for the Company to take certain actions. These actions include, among other things, amending the Company’s Articles of Incorporation or Bylaws, increasing the size of the Board to more than nine directors, approving the Company’s annual budget and incurring any capital expenditures or any obligations or liabilities in respect thereof in excess of $500,000.

Right of Participation. CGP and Sirtex each have certain rights of participation in future financing so long as it beneficially owns 60% or more of the shares purchased at the Closing. For so long as this ownership threshold is maintained, each buyer is entitled to purchase, on a pro rata basis, any New Securities (defined below) that the Company may sell or issue. The term “New Securities” means any debt or equity securities of the Company or any subsidiary of the Company, and rights, options or warrants to purchase such debt or equity securities, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for such debt or equity securities. The term “New Securities” does not include: (i) shares of the Company’s common stock (and/or options, rights or warrants for common stock) issued or issuable in connection with an acquisition transaction or other merger and acquisition transaction, strategic alliance or partnering/licensing arrangement that is approved by 80% of the members constituting the entire Board; (ii) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of the Stockholder Agreements; (iii) any securities issued pursuant to equity plans of the Company (including inducement awards or any arrangements in place as of the date of the Stockholder Agreements); and (iv) shares of the Company’s common stock issued in connection with any stock split or stock dividend.

Right of First Refusal. CGP shall have a right of first refusal prior to the Company entering into any definitive agreement regarding a Competing Proposal (as defined in the Purchase Agreements) or any material licensing transaction (a “ROFR Transaction”), so long as CGP beneficially owns 60% or more of the shares purchased at the Closing. For so long as this ownership threshold is maintained, the Company will deliver to CGP notice of the ROFR Transaction (the “ROFR Notice”) which will contain the following information: (i) a description of the structure of the ROFR Transaction, including the assets or securities to be sold or acquired by the third party pursuant to the ROFR Transaction (the “Company’s Interests”), (ii) the purchase price and a description of any non-cash consideration, (iii) the identity of the proposed third party; and (iv) any other material terms and conditions of the proposed ROFR Transaction, including the proposed closing date. In addition to the ROFR Notice, the Company will also deliver a written offer to CGP (the “ROFR Offer”), to sell to CGP the Company’s Interests on the same terms and conditions as set forth in the ROFR Notice. CGP will have 60 days upon receipt of the ROFR Notice (and in any event, no longer than 90 days), to accept or reject the ROFR Offer.

Corporate Opportunity Waiver. In connection with approving the First Amendment, to the extent permitted by applicable law, the Board has (i) renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are presented to CGP and certain related parties, the directors on the Board which have been nominated by CGP or Sirtex pursuant to the Stockholder Agreements, any other person or persons who are, at the time, associated with or nominated by, or serving as representatives of either CGP or Sirtex, or the respective affiliates of the foregoing parties (including their officers or directors who are employees, officers, directors, managers, stockholders or members) (the “Covered Persons”), (ii) resolved that none of such Covered Persons shall have any obligation to refrain from (a) engaging in similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company, (b) investing or owning any interest publicly or privately in, serving as a director or officer of or developing a business relationship with, any person engaged in similar activities or lines of business as, or otherwise in competition with, the Company, (c) doing business with any client or customer of the Company or (d) employing or otherwise engaging a former officer or employee of the Company, and (iii) resolved that neither the Company nor any of its subsidiaries shall have any right to be offered any opportunity to participate or invest in any venture engaged or to be engaged in by any Covered Person.

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Registration Rights Agreements

Concurrently with the execution and delivery of the Purchase Agreements, the Company, CGP, and Sirtex agreed to enter, upon Closing, registration rights agreements pursuant to which, among other things, CGP and Sirtex will each have the right to deliver to the Company a written notice requiring the Company to prepare and file with the SEC, a registration statement with respect to resales of shares of some or all the common stock of the Company held by CGP and Sirtex (the “Registration Rights Agreements”).

Bylaws Amendment

Upon the Closing, the Company will amend its Bylaws to reflect the rights, as described above, granted to CGP and Sirtex under the Purchase Agreements and the Stockholder Agreements.

Why We Need Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the Nasdaq Marketplace Rules, including Nasdaq Listing Rule 5635. As discussed in more detail below, we are required under Nasdaq Listing Rule 5635(b) to seek stockholder approval prior to the issuance of shares contemplated under the Purchase Agreements pursuant to such rule.

Nasdaq Listing Rule 5635(b) requires stockholder approval for issuances of securities that will result in a “change of control” of the issuer. Nasdaq does not specifically define when a change in control of an issuer may be deemed to occur; however, Nasdaq has provided in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer. If the Closing occurs, CGP and Sirtex will receive 12,000,000 newly-issued shares of the common stock of the Company and, following the Closing, beneficially own a combined percentage of approximately 53% of the common stock outstanding of the Company. We are seeking stockholder approval of the Strategic Partner Stock Issuance Proposal in order to satisfy the requirements of Nasdaq Listing Rule 5635(b).

Consequences if Stockholder Approval is Not Obtained

If we do not obtain the Company Stockholder Approval at the Special Meeting, the Purchase Agreements and transactions contemplated thereby, including the Closing and the authorization of additional shares of our common stock, will not occur; provided that the License Agreement and the Services Agreement would still become effective upon the termination of the Purchase Agreements, as described further above. The Company will not be entitled to receive gross proceeds of approximately $30 million, and CGP and Sirtex will not receive 12,000,000 newly-issued shares of the common stock of the Company.

Potential Adverse Effects  —  Dilution and Impact on Existing Stockholders

The issuance of shares of our common stock pursuant to the Strategic Partner Stock Issuance Proposal would have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the common stock. This means also that our current stockholders other than CGP and Sirtex will own a smaller interest in us as a result of such issuance and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of our common stock pursuant to the Strategic Partner Stock Issuance Proposal could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

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As a result of such potential issuance, CGP and Sirtex would receive 12,000,000 newly-issued shares of the common stock of the Company and, following the Closing, beneficially own a combined percentage of approximately 53% of our outstanding common stock. As a result, CGP and Sirtex would be able to significantly influence our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets, and may not act in the best interests of our other stockholders.

Use of Proceeds

We intend to use the net proceeds we receive at the Closing for: (i) clinical, regulatory, manufacturing and, if and when approved, potential commercial activities of our product candidates; (ii) clinical development of our product candidates; (iii) research and development activities; (iv) potential acquisitions and in-licensing; and (v) other general corporate purposes.

The timing and amounts of our actual expenditures will depend on several factors, including data results, progression of our clinical development programs as well as our joint collaborators. As of the date of this Proxy Statement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the Closing. Accordingly, our management will have broad discretion in the application of proceeds.

Vote Required

The affirmative vote of a majority of the total votes cast is required to approve this proposal. Abstentions and uninstructed shares will not count as votes cast. Broker non-votes will not be applicable for the Special Meeting.

The Board of Directors believes that the partnership proposed under the Strategic Partner Stock Issuance Proposal is in the best interests of our stockholders. Upon approval of the Strategic Partner Stock Issuance Proposal, the consummation of the transactions contemplated by the Purchase Agreements will provide a $30 million cash infusion at a premium to our recent price per share and will significantly aid the Company in completing both of our ongoing clinical trials of TAVO™.

THE BOARD RECOMMENDS VOTING “FOR” THE STRATEGIC PARTNER STOCK ISSUANCE PROPOSAL ON THE WHITE PROXY CARD

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of our common stock of (i) each person who, to our knowledge, owns more than 5% of our common stock as of November 18, 2019, (ii) each of our directors and named executive officers, and (iii) all of our current directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table below, the address of each person named in the table is c/o OncoSec Medical Incorporated, 24 N. Main Street, Pennington, NJ 08534.

Beneficial ownership is determined and calculated in accordance with applicable SEC rules, and generally includes sole or shared voting and/or investment power with respect to securities. These rules provide that shares of our common stock subject to options, warrants, restricted stock units or other rights that are currently exercisable or exercisable or subject to vesting within 60 days after November 18, 2019 are deemed to be beneficially owned and outstanding for purposes of computing the share and percentage ownership of the person holding such options, warrants, restricted stock units or other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (No. of Shares)	Percentage Beneficially Owned (%)(1)
Directors and Named Executive Officers
Daniel J. O’Connor	18,715	*
Sara M. Bonstein (2)	34,927	*
Margaret Dalesandro, PhD	-	*
Dr. James DeMesa	1,250	*
Dr. Avtar Dhillon	49,552	*
Punit S. Dhillon	22,695	*
Joon Kim (3)	11,668	*
Robert Ward	-	*
All directors, nominees and current executive officers as a group (8 persons)	138,807	1.30
5% Stockholders
Alpha Holdings, Inc. (4)	1,610,999	15.06
Altium Capital Management, LP (5)	952,000	8.90
Armistice Capital, LLC (6)	550,158	5.14

* Less than 1%.

(1)	Based on 10,695,428 shares of our common stock issued and outstanding as of November 18, 2019. Except as otherwise indicated, we believe the beneficial owners of our common stock listed in this table, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

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(2)	Includes 3,906 restricted stock units to be vested within 60 days after November 18, 2019.

(3)	Includes 11,668 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after November 18, 2019.

(4)	Reflects shares beneficially owned by Alpha. Alpha has shared dispositive and voting power as to 1,610,999 shares of our common stock, not including 368,250 shares of common stock issuable upon exercise of warrants that are currently not exercisable due to a limitation providing that such warrants may not be exercised if, after exercise, Alpha would beneficially own more than 9.99% of our common stock. The address of Alpha is Gangnam-gu Apgujeong-ro 62-gil 17-10, Seoul, South Korea. Based solely upon Amendment No. 5 to Schedule 13D/A filed on October 31, 2019 by Alpha.

(5)	Reflects shares beneficially owned by Altium Capital Management, LP, Altium Growth Fund, LP and Altium Growth GP, LLC (together, the “Altium Parties”). The Altium Parties have shared dispositive and voting power as to 952,000 shares of our common stock and 714,000 shares of common stock issuable upon exercise of warrants that are subject to a limitation providing that such warrants may not be exercised if, after such exercise, the Altium Parties would beneficially own more than 4.99% of our common stock. The address of Altium is 551 5th Avenue, 19th Floor, New York, NY 10176. Based solely upon a Schedule 13G filed on May 30, 2019 by the Altium Parties.

(6)	Reflects shares beneficially owned by Armistice Capital, LLC, Armistice Capital Master Fund Ltd. and Steven Boyd (together, the “Armistice Parties”). The Armistice Parties have shared dispositive and voting power as to 550,158 shares of our common stock. The address of Armistice is 510 Madison Avenue, 7th Floor, New York, NY 10022, USA. Based solely upon a Schedule 13G filed on June 3, 2019 by the Armistice Parties.

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ADDITIONAL INFORMATION

Forward-Looking Statements

This Proxy Statement, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements provide the Company’s current beliefs, expectations and intentions regarding future events and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time they are published on or as otherwise specified, and does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the SEC. Please refer to the risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2019 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC.

Stockholder Proposals for Our Next Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our next annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) was July 11, 2019. However, if the date of our next annual meeting has changed by more than 30 days from the anniversary date of our last annual meeting, then the submission deadline is a reasonable time before the Company begins to print and send its proxy materials. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested. All such proposals must be in writing and sent to our Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a-8 in all respects.

In addition, under our Bylaws, other proposals may be presented at an annual meeting of stockholders only by or at the direction of the Board or by a stockholder who has given us timely written notice of the proposal. To be considered timely for our next annual meeting of stockholders, in the case of a stockholder seeking inclusion of a proposal in our proxy materials, the stockholder’s notice must be delivered to our Secretary at the address of our principal executive offices not less than 120 days or more than 180 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. Therefore, in order to be considered timely for presentation at our next annual meeting of stockholders, we must have received notice of such stockholder proposal no sooner than May 12, 2019 and no later than July 11, 2019. However, if the date of our next annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then to be timely, notice must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. To be considered timely for our next annual meeting of stockholders, in the case of a stockholder not seeking inclusion of a proposal in our proxy materials, the stockholder’s notice must be delivered to or mailed and received by our Secretary at the address of our principal executive offices not less than 90 days prior to the date of the annual meeting. A stockholder’s notice must set forth, as to each director nominee or other proposal the stockholder proposes to bring before the meeting, all of the information required by our Bylaws. Stockholders may obtain more information about these notice requirements by referencing a copy of our Bylaws contained in the filings we make with the SEC, which are available through our website at www.oncosec.com or through the SEC’s website at www.sec.gov. We will not entertain any director nominations or other proposals at our annual meeting of stockholders that do not meet the requirements set forth in our Bylaws.

Documents Incorporated by Reference

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, Proxy Statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at https://oncosec.com/. Our stock is quoted on the Nasdaq Capital Market under the symbol “ONCS”.

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. This Proxy Statement incorporates by reference the documents described below that the Company has previously filed with the SEC, as well as the annex to this Proxy Statement. These documents contain important information about the Company and its financial condition.

The following documents listed below that the Company has previously filed with the SEC are incorporated by reference into this Proxy Statement:

●	Annual Report on Form 10-K for the Fiscal Year ended July 31, 2019, filed with the SEC on October 28, 2019;

●	Quarterly Report on Form 10-Q for the Quarterly Period ended October 31, 2018, filed with the SEC on December 14, 2018;

●	Quarterly Report on Form 10-Q for the Quarterly Period ended January 31, 2019, filed with the SEC on March 8, 2019;

●	Quarterly Report on Form 10-Q for the Quarterly Period ended April 30, 2019, filed with the SEC on June 14, 2019;

●	Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on July 16, 2018, September 4, 2018, October 9, 2018, November 6, 2018, November 8, 2018, December 11, 2018, December 21, 2018, February 1, 2019, March 29, 2019, April 25, 2019, May 20, 2019, May 23, 2019, May 28, 2019, June 6, 2019, June 10, 2019, July 15, 2019, September 6, 2019, October 11, 2019, October 21, 2019 and November 26, 2019;

●	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 8, 2018 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2018; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 27, 2015, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.

Documents incorporated by reference in this Proxy Statement are available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this Proxy Statement upon written request to the Company at OncoSec Medical Incorporated, Attention: Sara M. Bonstein, 24 N. Main Street Pennington, NJ 08534. If you would like to request documents, please do so no later than five business days prior to the date of the Special Meeting, or no later than [●] to receive them before the Special Meeting. If you request any incorporated documents, the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

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Annex A

OPINION OF TOREYA PARTNERS LLC

TORREYA

555 Madison Avenue, Suite 1201
New York, NY 10022
(212) 257-5801

CONFIDENTIAL

October 7, 2019

Dear Members of the Board:

We understand that OncoSec Medical Incorporated, a Nevada corporation ("Company"), Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited ("CGP") and Sirtex Medical US Holdings, Inc., a Delaware corporation ("Sirtex") (referred herein together as "Purchaser"), propose to enter into Stock Purchase Agreements, dated as of October 4, 2019 ("Agreements"), pursuant to which Purchaser will purchase 12,000,000 shares of common stock, par value of $0.0001 per share ("Company Common Stock"), of the Company (the "Transaction"), at a price of $2.50 per share in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreements.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the Company of the Consideration to be paid to the Company in the Transaction.

In connection with this opinion, we have:

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. With respect to the financial

1

forecasts utilized in our analyses, we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Company, in all respects material to our analyses, that the final form of the Agreements will be substantially similar to the last draft reviewed by us. We have also assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction.

Torreya Partners LLC ("we" or "Torreya") is acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. The issuance of this opinion was approved by the Opinion Committee of Torreya.

Our engagement and opinion expressed herein are for the benefit and use of the Board of Directors of the Company and our opinion is rendered to the Board of Directors of the Company in connection with its consideration of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to whether such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the Company pursuant to the Agreements is fair, from a financial point of view, to the Company.

Very truly yours,

Torreya Partners LLC

Tim C. Opler, Ph.D.
Partner

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PRELIMINARY PROXY CARD DATED NOVEMBER 26, 2019 - SUBJECT TO COMPLETION

ONCOSEC MEDICAL INCORPORATED
Special Meeting of Stockholders
[•] at [•] Eastern Time
This proxy is solicited by the Board of Directors

WHITE PROXY CARD

The stockholders hereby appoint Daniel J. O'Connor, President, Chief Executive Officer and a Director of OncoSec Medical Incorporated, and Sara M. Bonstein, Chief Financial Officer, Chief Operating Officer and Corporate Secretary of OncoSec Medical Incorporated, or either of them, as proxies, each with the full power to appoint his or her substitute, and hereby authorize each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ONCOSEC MEDICAL INCORPORATED that the stockholders are entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on [•] at [•] Eastern Time, and any adjournment or postponement thereof.

Only stockholders of record on [•] may vote at the Special Meeting. The undersigned hereby revokes all proxies previously given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendation FOR Proposal 1 and at the discretion of the proxy holders with respect to such other matters as may properly come before the meeting or any postponement thereof, to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934.

Continued and to be signed on reverse side

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Please mark vote as indicated in this example [X]

The Board of Directors recommends that stockholders vote "FOR" Proposal 1.

________________________________2019
Date

____
Signature

____
Signature (Joint Owners)

Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲